UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Soliciting Material Pursuant to Rule Section 240.14a-12

Arrow Financial Corporation

(Name of Registrant as Specified In Its Charter)

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ARROW FINANCIAL CORPORATION

250 Glen Street

Glens Falls, New York 12801

March 15, 2011

Dear Shareholder:

You are invited to attend the Annual Meeting of Shareholders of Arrow Financial Corporation on Wednesday, April 27, 2011 at the Charles R. Wood Theater, located in beautiful downtown Glens Falls, New York, just down the street from the main offices of our principal subsidiary, Glens Falls National Bank and Trust Company.

The Annual Meeting will begin with a review of the matters to be voted upon, as set forth in the accompanying Notice of Annual Meeting of Shareholders and related Proxy Statement. While the votes are being tabulated, we will have a short presentation on the Company and its subsidiaries.

We want to be sure that your shares are represented and that your vote is properly accounted for, so whether or not you plan to attend the Annual Meeting, we request that you vote your shares, as your vote is important. You may do this by telephone, by the Internet or by requesting and returning a completed paper proxy card, as further explained in the Proxy Statement. Please see the attached Notice of Annual Meeting of Shareholders and accompanying Proxy Statement for additional information regarding how to vote your shares. If you plan to attend our Annual Meeting, we ask that you please complete the attendance section when voting.

Please take a moment to review the following Proxy Statement for a better understanding of the Company, including its compensation practices and corporate governance structure, as well as a summary of the matters that will be voted on this year. We have attempted to present the information contained in the Proxy Statement in a straightforward manner using language that is easily understood. However, much of the information presented in the Proxy Statement is required by law to be included in a certain format. We appreciate your taking the time to read through this Proxy Statement and hope that we have addressed the issues that interest you, our shareholders. Thank you for your investment in Arrow Financial Corporation.

Sincerely,

Thomas L. Hoy

Chairman of the Board

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Table of Contents

Page

NOTICE OF 2011 ANNUAL MEETING OF SHAREHOLDERS

ELECTION OF DIRECTORS

2

Director Nomination Process

2

Nominee and Director Biographies

2

VOTING ITEM 1 – ELECTION OF 3 CLASS A DIRECTORS

3

CORPORATE GOVERNANCE

5

Board Committees

5

Director Independence

7

Board Leadership Structure

7

Board Risk Oversight

8

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING

8

NAMED EXECUTIVE OFFICERS

8

STOCK OWNERSHIP INFORMATION

9

COMPENSATION DISCUSSION AND ANALYSIS

11

Introduction

11

1.  Overview of the 2010 Business Environment and the Company’s 2010 Performance

11

2.  The Company’s 2010 Compensation Philosophy and Program

12

Compensation Philosophy

12

Compensation Program

12

3.  The Process for Determining Compensation for Named Executive Officers

16

The Role of the Compensation Committee, Independent Consultants, and Management

16

Setting Compensation Opportunities and Performance Targets

16

Benchmarking

16

Performance Analysis

17

4.  Considerations in Making 2010 and 2011 Executive Compensation Decisions

18

Base Salary Decisions – 2010 and 2011

18

Short-Term and Long-Term Incentive Award Decisions – 2010 and 2011

18

Employment and Change-in-Control Agreement Decisions

20

5.  Other Compensation Policies and Considerations

20

Risk Oversight of the Company Compensation Program

20

Claw-back and Hedging Policies

21

Impact of Accounting and Tax on the Form of Compensation

21

COMPENSATION COMMITTEE REPORT

21

EXECUTIVE COMPENSATION

22

Summary Compensation Table

22

Grants of Plan-Based Awards Table

24

Outstanding Equity Awards at Fiscal Year-End Table

25

Option Exercises and Stock Vested Table

26

Pension Plans

26

Pension Benefits Table

27

Nonqualified Deferred Compensation Table

27

AGREEMENTS WITH EXECUTIVE OFFICERS

27

Employment Agreement with Mr. Hoy

27

Employment Agreements with Messrs. Goodemote, DeMarco and O’Conor

28

Change-in-Control Agreement with Mr. Thomas Murphy

28

POTENTIAL PAYMENTS TO EXECUTIVE OFFICERS UPON TERMINATION OR CHANGE-IN-CONTROL29

Voluntary Termination or Early Retirement

29

Termination for Cause

29

Death or Disability

29

Termination Other than for Cause

29

Termination in Connection with a Change-in-Control

29

Termination for Good Reason

30

Potential Payments to Executive Officers Upon Termination or Change-In-Control Table

30

VOTING ITEM 2 – APPROVAL OF THE ARROW FINANCIAL CORPORATION 2011 EMPLOYEE STOCK PURCHASE PLAN32

VOTING ITEMS 3 & 4 – ADVISORY RESOLUTIONS ON EXECUTIVE COMPENSATION

33

Voting Item #3 – Say on pay

33

Voting Item #4 – Say on pay frequency

34

DIRECTOR COMPENSATION

35

Annual Retainer and Meeting Fees

35

Stock Options

36

Ownership Guidelines

36

Directors Compensation Table

37

Mr. John Murphy Consulting Agreement

37

RELATED PARTY TRANSACTIONS

38

Review of Related Party Transactions

38

Transactions with Related Parties

38

AUDIT COMMITTEE REPORT

38

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

39

VOTING ITEM 5 – RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM39

ADDITIONAL INFORMATION – VOTING ISSUES

40

ADDITIONAL INFORMATION – SHAREHOLDER COMMUNICATION AND PROPOSAL ISSUES42

SUMMARY OF VOTING ITEMS  – RECOMMENDATIONS BY THE BOARD OF DIRECTORS

43

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ARROW FINANCIAL CORPORATION

250 Glen Street

Glens Falls, New York 12801

NOTICE OF 2011 ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Arrow Financial Corporation:

The Annual Meeting of Shareholders of Arrow Financial Corporation, a New York corporation, will be held at the Charles R. Wood Theater, located at 207 Glen Street in Glens Falls, New York 12801 on Wednesday, April 27, 2011, beginning at 10:00 a.m., to consider and vote upon the following matters, as described more fully in the Proxy Statement attached to this Notice:

1.

To elect three of 11 Directors for a three-year term.

2.

To approve the Arrow Financial Corporation 2011 Employee Stock Purchase Plan, which will replace the Company’s existing comparable plan.

3.

To vote on an advisory resolution relating to our executive compensation (say on pay vote).

4.

To vote on an advisory resolution regarding how frequently shareholders would be allowed to vote on our executive compensation (say on pay frequency vote).

5.

To ratify the selection of KPMG LLP as our independent registered public accounting firm for 2011.

6.

To transact any other business that may properly come before the meeting, or any adjournment or postponement thereof.

Shareholders of record as of the close of business on March 1, 2011 will be entitled to vote at the 2011 Annual Meeting, or any adjournment or postponement thereof. Please ensure that your shares are voted properly at the 2011 Annual Meeting by submitting your proxy by telephone, by using the Internet or by completing, signing and dating and returning a completed proxy card that will be provided to you upon request. Please see the attached Proxy Statement for more information on how to vote your shares.

By Order of the Board of Directors,

Thomas J. Murphy, CPA

Vice President & Corporate Secretary

March 15, 2011

ARROW FINANCIAL CORPORATION

250 Glen Street

Glens Falls, New York 12801

PROXY STATEMENT

for the

Annual Meeting of Shareholders

To Be Held on April 27, 2011

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (“Board”) of Arrow Financial Corporation (the “Company”), a New York corporation, of proxies to be voted at the 2011 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, April 27, 2011, at 10:00 a.m., at the Charles R. Wood Theater, 207 Glen Street, Glens Falls, New York, 12801, and at any adjournment or postponement thereof. Attached to this Proxy Statement is a copy of Parts I and II of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, which includes the Company’s consolidated financial statements.

Distribution of the Notice of Annual Meeting of Shareholders and the availability of the Proxy Statement online are scheduled to begin on or about March 15, 2011 to shareholders of record as of close of business on March 1, 2011.

We strongly encourage you to vote online or by telephone. Please see “Additional Information – Voting Issues” beginning on page 40 of this Proxy Statement for more information about how to vote. However, if you wish to receive a printed copy of the Proxy Card and/or this Proxy Statement, please contact us by Internet, email or by telephone, as noted on the Notice Regarding Availability of Proxy Materials you received. The materials will be mailed to you within three business days of receipt of your request.

Your Vote is Very Important

Please be sure that your shares are represented at the 2011 Annual Meeting of Shareholders by completing and submitting your proxy, either by telephone, using the Internet or by requesting and returning a completed paper proxy card, as further explained in this Proxy Statement.

****************

Election of Directors

We currently have 11 Directors on our Board of Directors, divided into three classes (Class A, Class B and Class C), with one class elected each year for a term of three years. Item 1 at the 2011 Annual Meeting is the election of each of the three Class A Directors, Elizabeth O’C. Little, John J. Murphy and Richard J. Reisman, D.M.D. to a three-year term expiring at the Annual Meeting in 2014 and/or until his or her successor is elected and qualified. All three nominees currently serve on the Board of Directors, having been most recently elected by our shareholders at our 2008 Annual Meeting. Each of the nominees has been determined to be qualified and has consented to this nomination. Senator Little and Dr. Reisman have been determined to be independent directors; Mr. Murphy, due to his long service as the Company’s Chief Financial Officer prior to his retirement in 2006, has been determined not to be independent. For a discussion of independence of the Board members including the nominees, please see the section titled “Director Independence” on page 7. The Board has no reason to believe that any of these nominees will decline or be unable to serve if elected.

Under applicable law, directors are elected by a plurality of the shares voted at the meeting, meaning the nominees receiving the most “For” votes will be elected. For additional information regarding the vote requirements for this Item and a description of the Company’s Majority Voting Policy with respect to the election of directors, please see “Additional Information – Voting Issues” beginning on page 40.

Director Nomination Process

The Governance Committee is responsible for identifying and recommending to the full Board suitable nominees to serve as Director, including the renomination of incumbent Directors. Director nominees are selected upon various criteria. Such factors include the individual's particular strengths, such as knowledge, skill, experience and expertise as well as the objective of achieving certain characteristics for the Board as a group, such as diversity of background, occupation, viewpoint and gender, along with a balance among age groups from those who are in mid-career to those nearing or recently entered into retirement. Additionally, the Governance Committee will not generally recommend a new candidate for nomination unless the individual has demonstrated notable leadership and accomplishment in business, the professions, higher education, politics or cultural endeavors. The Governance Committee further assesses an individual’s understanding of the regulatory and policy environment in which the Company does business and the individual’s interest in the communities served by the Company. Other factors include an individual's personal character, integrity and financial acumen. For candidates with prior experience as a Director of the Company or one of its subsidiaries, the candidate's record of service will be an important factor in evaluating the desirability of the candidate’s continuing service as a Director. Generally, Directors may not serve on the boards of more than two other public companies and may not serve on the board of any other public company whose principal business is financial services.

The Governance Committee will employ its own search protocols to identify new candidates for Director, as well as seek suggestions from Management and review suggestions from shareholders. The Governance Committee applies the same screening process to all suggested candidates, regardless of the source. The Board of Directors will give substantial weight to the recommendations of the Governance Committee in selecting nominees for election as Directors of the Company and in its appointment of interim Directors. Under normal circumstances, the Board will not select nominees, including incumbent Directors, who have not been recommended by a majority of the members of the Governance Committee. For information on how a shareholder may participate in the Director nomination process, see “Shareholder Submissions of Director Nominee” on page 43.

Nominee and Director Biographies

We have prepared the following director biographies to provide shareholders with detailed information about each Director, including his or her area of strength in the factors noted above. No specific minimum qualification standards have been established.

Background information regarding our Director Nominees

The following is background information on our three “Class A” Directors that are nominated by the Board for election at this Annual Meeting. The current term for the Class A Directors will expire at the 2011 Annual Meeting:

Elizabeth O’Connor Little, age 70, has been a Director of the Company and a Director of our subsidiary bank, Glens Falls National Bank and Trust Company (“GFNB”) since 2001. Senator Little is a New York State Senator representing the 45th District since 2003. Prior to that, Senator Little served as a Member of the New York State Assembly representing the 109th District from 1995-2002 and the At-Large Supervisor to the Warren County Board of Supervisors from 1986-1991. Senator Little received a Bachelor’s Degree from the College of St. Rose. Other factors considered with respect to Senator Little’s nomination include her organizational leadership skills and community involvement as a state politician as well as her experience on numerous state commissions and councils.

The vast majority of our bank branches and offices are located in Senator Little’s District, which allows her a unique perspective on the issues that affect the Company.

John J. Murphy, age 59, has been a Director of the Company since 2007 and a Director of GFNB since 2003. Before his retirement on December 31, 2006, Mr. Murphy served as Executive Vice President, Treasurer and Chief Financial Officer of the Company and as the Senior Executive Vice President and Chief Financial Officer of GFNB. Mr. Murphy started his career with GFNB in 1973 as a Management Trainee, served three years as Credit Department Manager and 30 years in the Accounting Division, 23 as Chief Financial Officer. Mr. Murphy has a Bachelor’s Degree from Niagara University. Mr. Murphy’s expertise in the banking, investment and financial services industries and his long tenure of 33 years as an employee and, since his retirement, another four years as a Director with the Company and its subsidiary banks, provide the Company with experience and expertise in these areas.

Richard J. Reisman, D.M.D., age 65, has been a Director of the Company and a Director of GFNB since 1999. Dr. Reisman is an Oral and Maxillofacial Surgeon and serves as Chairman of the Section of Dentistry at Glens Falls Hospital, a regional medical center. Dr. Reisman received his Bachelor’s Degree from University of Massachusetts-Amherst, his D.M.D. from Harvard University and did his oral surgery residency at the Mt. Sinai Hospital in New York City. Dr. Reisman’s oral surgery practice is in our community and his service for Glens Falls Hospital provides the Board with small business, community and large organizational experience and expertise.

Voting Item 1 – Election of Three Class A Directors

Item 1 at the 2011 Annual Meeting is the election of each of the three Class A Directors, Elizabeth O’C. Little, John J. Murphy and Richard J. Reisman, D.M.D. to a three-year term expiring at the Annual Meeting in 2014 and/or until his or her successor is elected and qualified.

Vote Recommendation:

Your Board of Directors recommends that you vote “For” each of the Class A Director nominees, Elizabeth O’C. Little, John J. Murphy and Richard J. Reisman, D.M.D.

Background information regarding our Continuing Directors

The following is background information on our four “Class B” Directors. The “Class B” Directors will continue to serve on the Board of Directors until the 2012 Annual Meeting:

John J. Carusone, Jr., age 69, has been a Director of the Company since 1996 and a Director of Saratoga National Bank and Trust Company (“SNB”) since it was established in 1988. Mr. Carusone is an attorney with the law firm, Carusone & Carusone, located in Saratoga Springs, New York. Mr. Carusone received his Bachelor’s Degree from Hamilton College and his law degree from Albany Law School. Mr. Carusone has served on the Board of our subsidiary bank, SNB, since its inception and has practiced law in the community it serves for over forty years providing a unique perspective with respect to the communities served by SNB.

Michael B. Clarke, age 64, is in his second term as a Director of the Company and as a Director of GFNB, serving on both Boards since 2006 when he returned to the area. Prior to his relocation out of the area, Mr. Clarke also served as a Director of the Company from 1988 to 1999 and as a Director of GFNB from 1987 to 1999. Mr. Clarke has been a Management Consultant with Bradshaw Consulting, Inc. since his retirement from Buzzi Unicem, USA, where he served as President of their Midwest Division from 1999 to 2003. Prior to that, Mr. Clarke was the Chief Executive Officer of Lone Star Industries and from 1985 to 1999 was the President of Glens Falls Cement Company. All of these companies were engaged in the business of cement manufacturing. Mr. Clarke has a Bachelor’s Degree from McGill University and a Master’s Degree from Harvard University. Mr. Clarke has executive experience at several private companies, a finance background and a long-standing historical knowledge of the Company.

David G. Kruczlnicki, age 58, has been a Director of the Company and a Director of GFNB since 1989. At that time, Mr. Kruczlnicki was named the President and Chief Executive Officer of Glens Falls Hospital, a regional medical center employing over 2,000 persons. Mr. Kruczlnicki received a Bachelor’s Degree from Siena College and a Master’s Degree from Rensselaer Polytechnic Institute. Mr. Kruczlnicki serves on the Board of Directors of several health-related affiliates of Glens Falls Hospital as well as Pruyn & Company, a local closely-held paper company. Mr. Kruczlnicki has experience as a health care executive with finance and human resources experience as well as extensive directorship experience at numerous private and regional organizations.

David L. Moynehan, age 65, has been a Director of the Company since 1987 and a Director of GFNB since 1986. Mr. Moynehan is the President of Riverside Gas & Oil Co., Inc., a motor fuels distributor and convenience store retailer and Riverside Real Estate Assoc., Inc., a related real estate holding company. Mr. Moynehan holds a Bachelor’s Degree from Providence College and an MBA Degree from the University of Denver. As a long-time Director of the Company and its principal subsidiary, Mr. Moynehan has a long-standing historical knowledge of the Company. Mr. Moynehan has also served on several local and regional economic development boards and, with his chain of convenience stores, has a thorough knowledge of the communities we serve.

The following is background information on our four “Class C” Directors. The “Class C” Directors will continue to serve on the Board of Directors until the 2013 Annual Meeting:

Herbert O. Carpenter, age 73, has been a Director of the Company since 2007 and a Director of GFNB since 2004. Mr. Carpenter is the Chairman of the Board of The Northeast Group, a printing, warehousing and distribution company located in Plattsburgh, NY. Mr. Carpenter founded Northeast Printing and Distribution Company in 1981 and served as its President and Chief Executive Officer until 2006. Mr. Carpenter is a lecturer at SUNY Plattsburgh School of Business & Economics since 2006, and teaches Business Ethics and Seminar in Professionalism. Mr. Carpenter is the Founder and Publisher of Strictly Business, a monthly business magazine for Northern New York State. From 1959 – 1981, Mr. Carpenter served on the City of Plattsburgh Police Department, retiring as Chief of Police in 1981. Mr. Carpenter holds both a Master’s Degree and a Bachelor’s Degree from SUNY Plattsburgh. Mr. Carpenter has extensive business and entrepreneurial experience and broad-based civic and community service in the northern New York State area we serve.

Gary C. Dake, age 50, has been a Director of the Company since 2003 and a Director of SNB since 2001. Mr. Dake is President of Stewart’s Shops Corp., a regional chain of convenience stores and Stewart’s Processing Corp., a dairy manufacturing and processing company. Mr. Dake holds a Bachelor’s Degree from St. Lawrence University. Mr. Dake has extensive business experience managing a vertically integrated, multi-state convenience store chain, which provides a unique and extensive understanding of our business and the many communities we serve.

Mary-Elizabeth FitzGerald, age 71, has been a Director of the Company and a Director of GFNB since 2001. Mrs. FitzGerald was the Executive Director of the Tri-County United Way from 1986 to 1998. Mrs. FitzGerald has also served as Director of Medical Records, Consultant and Accreditation Coordinator for hospitals in each of the areas in which she has lived and as Quality Assurance Coordinator at the Adirondack Professional Standards Review Organization. Mrs. FitzGerald received her Bachelor’s Degree from Colby-Sawyer College and Massachusetts General Hospital. Mrs. FitzGerald has a strong background in professional standards and multi-board trustee experience and service with several local community organizations.

Thomas L. Hoy, age 62, has been a Director of the Company since 1996 and a Director of GFNB since 1994. Mr. Hoy has served as Chairman, President and Chief Executive Officer of the Company since 2004, as President since 1996, as Chief Executive Officer since 1997, and has served as President of GFNB since 1995. Mr. Hoy’s career with GFNB started in 1974 as a Management Trainee and he has served in the Trust and Investment Division in various roles before being named President in 1995. Mr. Hoy holds a Bachelor’s Degree from Cornell University. Mr. Hoy’s expertise in the banking, investment and financial services industries and his long tenure of 36-plus years serving in various capacities with the Company and its subsidiary banks provide valuable experience and expertise.

Corporate Governance

The Board has adopted Corporate Governance Guidelines to provide the framework within which the Company's Directors and Executive Officers manage the business and affairs of the Company. The Company's business is managed under the direction and oversight of the Board. The Board appoints the Company's Chief Executive Officer and other Executive Officers who are responsible for the day-to-day operation of the Company's business. The Board's primary responsibilities are to oversee Management and to consider and make determinations regarding significant corporate transactions or material changes in the Company’s core business. In exercising its business judgment, the Board acts in what it reasonably believes to be the best interests of the Company and its shareholders. At least once each year, the Board will review the Company’s long-term strategic plans and the principal issues that it will face in the future. The Board of Directors of the Company may elect a Lead Director from the independent Directors of the Company to serve as a liaison between the Chairman and the independent or non-Management Directors and to have such other duties and responsibilities as shall be determined by the Board of Directors, including chairing the Executive Sessions of the independent Directors.

The Governance Committee of the Board is responsible for reviewing with the full Board, on an annual basis, the requisite skills and characteristics of all Board members, as well as nominees, and the composition of the Board as a whole. This assessment will include whether individual members qualify as independent under applicable law and guidelines, as well as consideration of diversity, age, skills, and experience of the directors as a group in the context of the needs of the Board. The Board will have a majority of directors who meet the criteria for independence that is required by NASDAQ® as well as any other applicable laws, rules and regulations in effect at the time of review.

The Board is divided into three classes, one class to be elected each year by the Company's shareholders for a term of three years. The Governance Committee will identify and recommend to the full Board suitable candidates for nomination for Director. In making its recommendations, the Committee will consider any proposals properly received by it from shareholders for Director Nominees. Shareholders may propose a Director candidate for consideration by the Committee by following the rules set forth in “Shareholder Submissions of Director Nominee” on page 43. The Committee's recommendations of candidates for nomination will be based on its determination as to the suitability of the particular individuals, and the slate as a whole, to serve as Directors of the Company, taking into account the criteria discussed above. Additionally, when evaluating incumbent Directors that are up for nomination to a new term, the Governance Committee considers each Director’s attendance at meetings of the Board and its committees. See “Director Nomination Process” on page two, for a discussion of additional criteria for the selection of our Directors for nomination.

The Board does not believe that Directors should be subject to term limits. While term limits may in some cases enhance the flow of fresh ideas and viewpoints in the Boardroom, they may also result in the loss of knowledgeable and experienced Directors, who typically develop, over a period of time, increasing insight into the Company and its operations. The Governance Committee will apply, however, the same general principles of suitability, character, experience and background to incumbent Directors who are up for reelection as it applies to new candidates for Director, with due consideration for the prior performance of any such incumbent Director. Additionally, the Company’s By-Laws provide that Directors will retire from the Board at the first Annual Meeting of shareholders held on or after they attain the age of 75.

Board Committees

The Board has three primary committees: an Audit Committee, a Compensation Committee and a Governance Committee. The Board may from time to time establish or maintain additional committees, as it deems necessary or appropriate. All of the members of these Committees are comprised of independent Directors as defined below under applicable law, rules and regulation. Committee members are appointed by the Board upon the recommendation of the Governance Committee, with consideration of the qualifications and preferences of individual directors. The Board gives consideration to periodically rotating committee members, to the extent feasible under applicable laws and regulations governing the membership requirements of the committees, but the Board does not believe that rotation should be mandated as policy.

Each of the three Committees has its own charter. Each Committee charter sets forth the purposes, goals and responsibilities of the Committee as well as the qualifications for Committee membership, procedures for appointing Committee members, Committee structure and operations, and policies for the Board oversight of the Committee. Each Committee will have the power to hire, at the Company’s expense, independent legal, financial, accounting, compensation or other consultants, as the members may deem necessary and appropriate, consistent with the overall authority to retain such advisors as set forth in the Committee’s charter, including budgeting or professional conditions and limitations. Management approval will not be required for engagement of consultants, although Management normally will be advised and consulted prior to any such engagement to avoid, among other things, conflicts of interest.

The Audit Committee currently consists of Directors Clarke, FitzGerald, Kruczlnicki and Reisman. Mr. Clarke serves as Chairman of this Committee. The Audit Committee’s primary duties and responsibilities are to select and appoint the independent auditors each year, monitor the independence and performance of the Company’s independent auditors and internal audit department, monitor the quality and integrity of the Company’s financial reporting process and systems of internal controls regarding financial, accounting and legal compliance, and provide a means of communication among the independent auditors, Management, the internal audit department and the Board of Directors. The Audit Committee also reviews business or financial transactions between the Company and related parties such as the transactions with an individual Director or a company in which such Director has an interest. In accordance with applicable rules, the Audit Committee must specifically approve in advance all services performed by the independent auditor, including audit and audit-related services and non-audit services. The Audit Committee met four times during 2010 and all Committee members attended each of these Committee meetings. For additional information, see “Audit Committee Report” on page 38.

The Compensation Committee currently consists of Directors Carusone, Clarke, Dake, Kruczlnicki and Reisman. Mr. Carusone serves as Chairman of the Compensation Committee. The Compensation Committee’s principal responsibility is to review and approve, not less often than annually, all aspects of the compensation arrangements and benefit plans covering our Executive Officers, including the Chief Executive Officer. The Compensation Committee also periodically reviews the compensation of our Board of Directors and makes recommendations to the full Board with respect to the types and amounts of compensation payable to the Directors for service on the Board and Board Committees. The Compensation Committee also consults with Management and provides general oversight of the compensation and benefit programs and policies for employees generally. The Compensation Committee met three times during 2010 and all Committee members attended each of these Committee meetings. For additional detail regarding executive compensation and the role of the Compensation Committee, see “Compensation Discussion and Analysis,” beginning on page 11.

The Governance Committee currently consists of Directors Carpenter, Carusone, Dake, FitzGerald, Kruczlnicki and Little. Mr. Kruczlnicki serves as Chairman of the Governance Committee. The Governance Committee met four times during 2010 and all Committee members attended each of these Committee meetings. The Governance Committee is specifically charged with the responsibility to establish procedures with respect to the director nomination process, to review and consider director nominees and make recommendations to the Board regarding nominees, to review and recommend practices and policies concerning corporate governance, to review annually and report to the Board considering the independence of our directors under applicable law, to review annually and report to the Board considering the performance of our Board of Directors, to review and make recommendations regarding Company codes of conduct and ethics policies for our directors, executive officers and employees and with respect to our Committee charters, and to review director training initiatives.

In addition to the three Committees referenced above, the Board also has an Executive Committee. The main purpose of the Executive Committee is to act on matters that require immediate attention at a time when the entire Board cannot be convened to take such action. The Executive Committee has the full authority of the Board, except for restrictions established under the law or our governing documents. For example, the Committee is not authorized to make submissions to shareholders needing shareholder approval, fill vacancies on the Board or any of its Committees, fix compensation of the Board, make changes to the By-Laws or repeal any prior resolution of the Board. Because we believe that proper governance and best practice is to have the entire Board involved in the Company’s decision process, we strive to keep meetings of the Executive Committee to a minimum. The Executive Committee is comprised of each of the Board Committee Chairs, Mr. Carusone (Compensation), Mr. Clarke (Audit), Mr. Kruczlnicki (Governance), the Lead Director, Mr. Moynehan and the Chairman of the Board, Mr. Hoy. The Executive Committee met once during 2010 and all members were in attendance.

In addition to regular Board and Committee meetings, the independent members of the Board periodically meet in Executive Session to discuss any matters deemed relevant to the Company’s operation and condition. No current or former members of Management are in attendance during these Executive Sessions. These sessions are chaired by a Lead Director, an independent Director elected by the independent Directors of the Board. The Lead Director currently is Mr. Moynehan. The Lead Director will poll independent Directors at each Company Board meeting and, if there is a consensus to do so, an Executive Session will be held.

In 2010, the Board had seven regularly scheduled meetings, five special Board meetings and 12 separate Committee meetings. During 2010, on only three occasions did a Director miss a Board meeting and no members of any Board committee missed a committee meeting this year, resulting in an overall attendance rate of 98%. All Directors are encouraged to attend our 2011 Annual Meeting and all but one of our Directors attended the 2010 Annual Meeting.

A complete copy of each of the current charters of the Audit Committee, the Compensation Committee and the Governance Committee, as well as a copy of the Corporate Governance Guidelines, the Business Code of Ethics and the Financial Code of Ethics are available on our website at www.arrowfinancial.com under the link “Corporate Governance.”

Director Independence

It is the responsibility of the Board of Directors to review the independence and qualification of each member of our Board of Directors. Under the NASDAQ® stock market listing standards, a majority of the members of the full Board must be independent as defined in those standards. The Board has determined that the following nine Directors qualify as independent Directors: Directors Carpenter, Carusone, Clarke, Dake, FitzGerald, Kruczlnicki, Little, Moynehan and Reisman. Mr. Hoy is not independent due to his position as our President and Chief Executive Officer. Mr. John Murphy is not independent due to his prior service as our Chief Financial Officer and his continuing service as a consultant to the Company under a Consulting Agreement with the Company described in “Director Compensation” on page 35.

In making the independence determination for the individual Directors, the Board considers transactions and relationships between the Company and its subsidiaries, on the one hand, and each Director and/or his or her immediate family or businesses controlled by the Director, on the other hand. The Governance Committee considers the objective standards that Directors must meet under the NASDAQ® standards as well as a variety of subjective factors, including particular or unique relationships between the Company and the Director, even if they do not exceed the specific dollar threshold that would disqualify the Director from being independent. In particular, the Governance Committee considered the following 2010 transactions in its assessment of independence of Directors Carpenter, Carusone and Dake:

•

As noted in his biography on page four, Mr. Carpenter is the Chairman of the Board of The Northeast Group, a printing, warehousing and distribution company located in Plattsburgh, NY and the founder of its subsidiaries, Northeast Printing and Distribution Company and Strictly Business, a monthly business magazine. During 2010, Glens Falls National Bank and Trust Company made payments to Northeast Printing and Distribution Company for printing and to the Strictly Business magazine for advertising. The Governance Committee determined that these payments were below the NASDAQ® objective limit for independence and that the payments were not material in amount and, therefore, did not compromise the independence of Mr. Carpenter.

•

As noted in his biography on page three, Mr. Carusone is an attorney in the local law firm, Carusone & Carusone. During 2010, Saratoga National Bank and Trust Company (“SNB”) made payments to Carusone & Carusone as a retainer for legal services to be rendered by the firm to or on behalf of SNB. Additionally, Mr. Carusone received payments from certain SNB loan customers in connection with his representation of SNB at loan closings. The Governance Committee determined that the payments received by Mr. Carusone were well below the NASDAQ® objective limit for independence, were not material in amount and did not compromise the independence of Mr. Carusone.

•

As noted in his biography on page four, Mr. Dake is President of Stewart’s Shops Corp., a regional chain of convenience stores. During 2010, our subsidiary banks made payments to Stewart’s Shops Corp. for rent of leased space and other immaterial purchases. The Governance Committee determined that these payments were below the NASDAQ® objective limit for independence, and that the payments were not material to the Company, its subsidiary banks, or Stewart’s Shops Corp., and, therefore, did not compromise the independence of Mr. Dake.

See “Related Party Transactions” on page 38 for further information on these transactions.

There were no “Compensation Committee interlocks,” as defined under the Securities and Exchange Commission disclosure rules, in existence during fiscal year 2010. No member of the Compensation Committee is a current or former employee of the Company or any of its subsidiaries. No member of the Compensation Committee had substantial business dealings with the Company during 2010, except as noted above.

In addition to meeting the independence standards of NASDAQ®, the Governance Committee has determined that Directors Clarke, FitzGerald, Kruczlnicki and Reisman each qualify as independent under the Securities and Exchange Commission’s Audit Committee independence requirements and that Directors Clarke and Kruczlnicki each qualify as an "Audit Committee Financial Expert" as defined by the SEC rules.

No family relationship exists between any two or more of the nominees, Directors or Executive Officers of the Company or its subsidiaries, except that the wives of Mr. Moynehan and Mr. John Murphy are sisters.

Board Leadership Structure

Our President and Chief Executive Officer, Mr. Hoy, also serves as Chairman of the Board. Mr. Hoy did not always serve in both positions, having served several years as President and CEO of the Company under our previous Chairman and only assuming the role of Chairman following the prior Chairman’s retirement in 2005. The Board believes that this structure has served the Company well since then and that it continues to be the optimal structure for our Company and our shareholders. This structure demonstrates to our employees, customers and shareholders strong leadership, with a single person having primary responsibility for managing the Company's operations. The Company has a Board comprised largely of independent Directors (nine of 11), who in addition to attending Board and Committee meetings on which they serve, meet in Executive Session without inside Directors present whenever they deem it appropriate to do so. The Lead Director chairs these meetings of the independent Directors and serves as a liaison between the Chairman and the independent Directors. Mr. Moynehan, who is the Company’s most senior Director, currently serves as our Lead Director. This oversight of the Lead Director combined with the Company’s overall corporate governance structure, policies and practices as outlined above minimize any conflict caused by having one person serve as both CEO and Chairman of the Board. The Governance Committee and the independent Directors of the Board will evaluate the Board's leadership structure as part of its regular review of corporate governance and succession planning, to ensure that it remains best suited for our Company and our shareholders.

Board Risk Oversight

Our Board of Directors has responsibility for the oversight of risk management within our Company. Our Board and its Committees regularly discuss and review with Management the areas of material risk exposure, the potential impact on the Company, the steps taken to monitor our exposure to these risks and the controls adopted to mitigate such risk exposure. Our Committees assist the Board in fulfilling its oversight responsibilities throughout the year, as follows:

•

The Audit Committee reviews financial risk exposures through monitoring the independence and performance of the Company’s internal and external auditors and the quality and integrity of the Company’s financial reporting process and systems of internal controls.

•

The Governance Committee focuses on the management of risks associated with Board organization, membership and structure, through the nomination process and independence assessment, the organizational and governance structure of the Company, and periodic review of Board practices and policies concerning corporate governance and the performance of the Board.

•

The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs, through its review of all aspects of the compensation paid to Executive Officers, Directors and employees in general, and its assessment of the ways in which the various types and amounts of compensation paid to these individuals may incentivize them to take action or engage in activities that expose the Company to risk.

In addition to these Board Committees, the Company has established the Enterprise Risk Management (“ERM”) Committee at the Management level to assist the Board by providing reasonable assurance regarding the achievement of the Company’s strategic objectives and to enhance the long term value of the Company to its stakeholders including the Company’s shareholders, employees and customers and the communities we serve. The ERM Committee uses a Board-approved program, applied both in a strategy setting and across the enterprise, designed to identify potential and actual risks that may affect the Company. Our ERM Program is based on criteria established in the document entitled Enterprise Risk Management – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Directors receive periodic reports from the ERM Committee. This Management Committee is chaired by our Chief Financial Officer and includes senior managers, specifically designated members of the Senior Management team and other individuals as appropriate.

Section 16(a) Beneficial Ownership Reporting

The Company’s Executive Officers and Directors, as well as any 10% shareholders of the Company, are required by Section 16(a) of the Securities Exchange Act of 1934 to file reports with the SEC regarding their ownership of our stock, including changes in their stock ownership. The Company receives and reviews copies of these reports and/or written statements received from Executive Officers and Directors stating they are not required to file any such reports. Based solely on our review of the 2010 reports and statements, all of the required Section 16(a) reports were timely filed except that Mr. Carusone filed one late report disclosing three transactions.

Named Executive Officers

Our Chief Executive Officer, Mr. Hoy, is also a Director. Please refer to his biography on page four under the “Nominee and Director Biographies” section of this Proxy Statement. The following information pertains to the Company’s other Named Executive Officers, i.e. Executive Officers who are not Directors of the Company:

Terry R. Goodemote, CPA, age 47, has served as our Senior Vice President, Treasurer and Chief Financial Officer and as the Executive Vice President, Treasurer and Chief Financial Officer of Glens Falls National Bank and Trust Company (“GFNB”) since 2008. Mr. Goodemote was first appointed Chief Financial Officer and Treasurer of the Company and GFNB on January 1, 2007. Prior to becoming Chief Financial Officer, Mr. Goodemote served as Senior Vice President and Head of the Accounting Division of GFNB. Mr. Goodemote started with the Company in 1992.

David S. DeMarco, age 49, has served as our Senior Vice President since May 1, 2009. Mr. DeMarco also serves as our Executive Vice President and Head of the Branch, Corporate Development, Financial Services & Marketing Division of GFNB since January 1, 2003. Mr. DeMarco started with the Company in 1987.

Raymond F. O’Conor, age 55, has served as our Senior Vice President since May 1, 2009. Mr. O’Conor also serves as the Chairman, President and Chief Executive Officer of Saratoga National Bank and Trust Company (“SNB”) since April 2007. Prior to that, Mr. O’Conor was President and CEO of SNB since January 1, 1996. Mr. O’Conor started with the Company in 1985.

Thomas J. Murphy, CPA, age 52, has served as our Vice President and Corporate Secretary since May 1, 2009. Prior to that, Mr. Murphy was the Assistant Corporate Secretary of the Company beginning in 2008. Mr. Murphy also serves as Senior Vice President (2008) and Senior Trust Officer (2010), Corporate Secretary (2009), Cashier (2009) and Manager of the Personal Trust Department (2004) of GFNB. Mr. Murphy started with the Company in 2004.

Stock Ownership Information

The following table sets forth the beneficial ownership of the Company’s common stock, under SEC rules, as of the March 1, 2011 record date, by:

(i)

each Director, Nominee Director and Executive Officer of the Company, and

(ii)

all Directors and Executive Officers as a group.

Beneficial ownership includes all shares of common stock as to which the individual has sole or shared voting power or investment power and all shares that the individual has the right to acquire within 60 days of the March 1, 2011 record date , through the exercise of any option, warrant or right.  There were 11,723,224 shares of our common stock outstanding on March 1, 2011.

Directors and Executive Officers	Shares Owned		Percent (a)
Herbert O. Carpenter	11,061	(b)	*
John J. Carusone, Jr.	7,963	(c)	*
Michael B. Clarke	20,904	(d)	*
Gary C. Dake	16,162	(e)	*
David S. DeMarco	33,850	(f)	*
Mary-Elizabeth T. FitzGerald	9,601	(g)	*
Terry R. Goodemote, CPA	20,093	(h)	*
Thomas L. Hoy	222,421	(i)	1.90%
David G. Kruczlnicki	16,904	(j)	*
Elizabeth O’C. Little	10,089	(k)	*
David L. Moynehan	34,304	(l)	*
John J. Murphy	83,462	(m)	*
Thomas J. Murphy, CPA	6,377	(n)	*
Raymond F. O’Conor	75,616	(o)	*
Richard J. Reisman	21,239	(p)	*

Total Shares of Directors and Executive Officers as a Group (15 persons)	590,046	(q)	5.03%

(a)

The use of an asterisk (“*”) denotes a percentage of less than 1%.

(b)

Includes 10,274 shares held directly by Mr. Carpenter and 787 shares subject to options exercisable within sixty (60) days.

(c)

Includes 7,176 shares held directly by Mr. Carusone and 787 shares subject to options exercisable within sixty (60) days.

(d)

Includes 2,798 shares held directly by Mr. Clarke, 17,319 shares held directly by Mr. Clarke’s wife in a revocable trust, and 787 shares subject to options exercisable within sixty (60) days.

(e)

Includes 15,459 shares held directly by Mr. Dake and 703 shares subject to options exercisable within sixty (60) days.

(f)

Includes 43 shares held directly by Mr. DeMarco, 13,968 shares held in Mr. DeMarco's account under the Company’s Employee Stock Ownership Plan (“ESOP”), and 19,839 shares subject to options exercisable within sixty (60) days.

(g)

Includes 8,814 shares held directly by Mrs. FitzGerald and 787 shares subject to options exercisable within sixty (60) days.

(h)

Includes 2,229 shares held directly by Mr. Goodemote, 63 shares held as custodian for his child, 6,613 shares held in Mr. Goodemote’s account under the ESOP, and 11,188 shares subject to options exercisable within sixty (60) days.

(i)

Includes 92,796 shares held directly by Mr. Hoy, 10,609 held in Mr. Hoy’s individual retirement account, 693 shares held in Mr. Hoy’s 401(k) retirement account, 2,798 shares held directly by Mr. Hoy’s wife, 2,342 shares held by Mr. Hoy’s wife in an individual retirement account, 42,938 shares held in Mr. Hoy’s account under the ESOP, 3,186 shares held in a Hoy family irrevocable trust as to which Mr. Hoy is grantor and 67,059 shares subject to options exercisable within sixty (60) days.

(j)

Includes 16,117 shares held directly by Mr. Kruczlnicki and 787 shares subject to options exercisable within sixty (60) days.

(k)

Includes 9,302 shares held directly by Senator Little and 787 shares subject to options exercisable within sixty (60) days.

(l)

Includes 27,490 shares held directly by Mr. Moynehan, 6,027 shares held jointly by Mr. Moynehan with his wife, and 787 shares subject to options exercisable within sixty (60) days.

(m)

Includes 14,958 shares held directly by Mr. John Murphy, 29,730 shares held jointly by Mr. Murphy with his wife, and 38,774 shares subject to options exercisable within sixty (60) days.

(n)

Includes 1,707 shares held directly by Mr. Thomas Murphy, 657 shares held in Mr. Murphy's account under the ESOP, and 4,013 shares subject to options exercisable within sixty (60) days.

(o)

Includes 28,271 shares held directly by Mr. O'Conor, 19,033 shares held in Mr. O'Conor's account under the ESOP, and 28,312 shares subject to options exercisable within sixty (60) days.

(p)

Includes 20,041 shares held directly by Dr. Reisman, 439 shares held directly by Dr. Reisman’s wife, and 759 shares subject to options exercisable within sixty (60) days.

(q)

Includes an aggregate of 176,156 shares subject to options exercisable.

The following table sets forth the beneficial ownership of the Company’s common stock as of the December 31, 2010, by each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock.  Beneficial ownership includes all shares of common stock as to which the individual has sole or shared voting power or investment power.

5% Shareholders:

BlackRock, Inc.	653,431	(a)	5.81%
40 East 52nd Street
New York, NY 10022

The Vanguard Group, Inc.	563,337	(b)	5.01%
100 Vanguard Blvd.
Malvern, PA 19355

(a)

The number of shares and percentage stated above is based solely upon a Schedule 13G, Amendment No. 1, filed on February 2, 2011 with the Securities and Exchange Commission in which BlackRock, Inc. reported that as of December 31, 2010, it had sole and dispositive voting power over all of these shares.

(b)

The number of shares and the percentage stated above is based solely upon a Schedule 13G filed on February 10, 2011 with the Securities and Exchange Commission in which The Vanguard Group, Inc. reported that as of December 31, 2010, in its capacity as an investment adviser, it had sole voting and shared dispositive power with respect to 14,191 of these shares and sole dispositive power over 549,146 of these shares.

Our subsidiary banks, Glens Falls National Bank and Trust Company ("GFNB") and Saratoga National Bank and Trust Company (“SNB”), in their capacity as fiduciary of numerous accounts in their respective Trust Departments, including as trustee of our Employee Stock Ownership Plan ("ESOP"), held 1,604,782 shares of our common stock, or 13.69% of the total shares outstanding and entitled to vote on our March 1, 2011 record date. GFNB and SNB were the beneficial owners of only a relatively small number of these shares. Other persons, such as the individual ESOP participants, had the sole power to vote and/or direct the disposition of most of these shares. As a result, neither GFNB nor SNB were the beneficial owners of more than 5% of the shares of our common stock outstanding and entitled to vote on the March 1, 2011 record date.

Compensation Discussion and Analysis

Introduction

The Compensation Discussion and Analysis (CD&A) portion of our Proxy Statement is an opportunity for us to provide the shareholders of the Company with an explanation and summary of our compensation package for the Named Executive Officers of our Company. This year, shareholders are given the opportunity to approve our compensation package, in an advisory resolution, and to communicate to the Company how often you would like to have this opportunity. These votes are called the “say on pay” vote and the “say on pay frequency” vote. We address these two advisory votes specifically beginning on page 33.

Our goal with this year’s CD&A is to present our shareholders, a clear, concise and understandable overview of our executive compensation practices so that you can make a more informed analysis of our executive compensation plan. This is not the first year that we have provided you with this analysis of our compensation package. However, it is the first year that you have the opportunity to consider it by advisory vote. Our CD&A analysis is presented in the following five sections:

1.

Overview of the 2010 Business Environment and the Company’s 2010 Performance

2.

The Company’s 2010 Compensation Philosophy and Program

3.

The Process for Determining Compensation for Named Executive Officers

4.

Considerations in Making 2010 and 2011 Executive Compensation Decisions

5.

Other Compensation Policies and Considerations

The following persons are our Named Executive Officers in 2010, including their titles, as of the record date, March 1, 2011:

▪

Thomas L. Hoy, Chairman, President and Chief Executive Officer

▪

Terry R. Goodemote, CPA, Senior Vice President, Treasurer and Chief Financial Officer

▪

David S. DeMarco, Senior Vice President

▪

Raymond F. O’Conor, Senior Vice President

▪

Thomas J. Murphy, Vice President and Corporate Secretary

Our Chief Executive Officer, Mr. Hoy, is also a Director.  Please refer to his biography on page four under the “Nominee and Director Biographies” section of this Proxy Statement. See “Named Executive Officers” beginning on page 8 for information regarding the Company’s Other Named Executive Officers.

1.

Overview of the 2010 Business Environment and the Company’s 2010 Performance

As a regional banking company operating in northeastern New York State, we compete in a mature banking market characterized by intense competition and high consumer expectations regarding pricing and delivery of financial products. We believe a key element of our success is the ability of our Executive Officers to formulate and execute strategic plans that enable us to achieve long-term profitability and growth within acceptable parameters of risk. Our executive compensation program is designed to attract, motivate and retain Executive Officers who can lead our Company to achieve those objectives.

The past three years have been very difficult and challenging for our Management team to guide the Company as we faced an environment of frozen credit, plunging equity markets and a drop in consumer and investor confidence. This past year, the Dodd–Frank Wall Street Reform and Consumer Protection Act was passed into law in an attempt to restructure the financial system and its regulatory framework to reduce or eliminate systemic risk, avoid future taxpayer bailouts and protect consumers. We expect to face a significant increase in regulatory costs and staffing preparing for and reacting to this legislation and the regulations that are expected to follow. With the support of our Directors and through the hard work and determination of our employees and seasoned Management team, it was and continues to be our intention to overcome these challenges and continue to provide value to our customers, shareholders and the communities we serve. We do this with discipline, vision and a corporate culture that has endured for 160 years.

Despite this challenging environment, we reported record earnings for a second straight year, while maintaining both strong asset quality and capital adequacy ratios. As measured by our extremely low levels of nonperforming assets and very low charge-off levels in spite of the difficulties currently experienced in the banking and financial markets, our asset quality remained strong. By most financial measures, we have exceeded the performance of our industry peers, by maintaining our focus on fundamentals and prudent underwriting. The following are select highlights of our financial, asset quality and shareholder performance results for the year ended December 31, 2010:

•

Our net income for the year ended December 31, 2010 was a record $21.9 million and our diluted earnings per share reached a record $1.94.

•

Cash dividends increased 3.2% to 98 cents per share and a 3% stock dividend was distributed to our shareholders during 2010.

•

Our return on average assets was 1.16% for the year and our return on average equity was 14.56%.

•

Shareholders’ equity and book value per share increased 8.1% and assets grew by $67 million or 3.6% to $1.908 billion.

•

Our nonperforming assets were only 0.26% of total assets as of December 31, 2010, and net loan charge-offs represented just 0.06% of average loans outstanding for the year.

Please refer to the two performance graphs included in our 2010 Annual Report on Form 10-K for 5-year and 10-year comparisons of the total cumulative return (assuming reinvestment of dividends) for our common stock as compared to the Russell 2000 Index, the NASDAQ® Banks Index and the Zacks $1B-$5B Bank Assets Index. These graphs show that the cumulative total return for our stock over both of these periods was greater than the average return for the three selected market indices.

1.

The Company’s 2010 Compensation Philosophy and Program

The purpose of this section is to explain our compensation philosophy, define the various elements of our executive compensation and explain the importance of each element to our overall executive compensation program.

Compensation Philosophy

The purpose and goal of our executive compensation program is to attract and retain key executives and to motivate our executives to improve the Company’s long-term profitability within acceptable risk parameters. Annual determinations regarding executive compensation are based on corporate and individual performance taking into account compensation paid to executives at peer group banks. Our executive compensation program consists of the following elements:  base salary, annual incentives, long-term incentives and benefits. We believe that these components work together to create a total compensation program that aligns pay and performance. Our cash compensation consists of base salary and annual incentive/bonus compensation. Base salary recognizes executives based on their fundamental role and contributions to the Company while the annual bonus/incentive is designated to reward Company and individual performance relative to our annual performance goals. Our long-term incentive program, which historically has been the granting of stock options, is designed to align the goals of our Named Executive Officers with the goals of our shareholders. Together these components encourage our Named Executive Officers to maintain a balance between annual and long-term performance.

The objective of our executive benefit package program is to provide appropriate security and benefits for our Executive Officers. Executive Officers are eligible for the same general benefits package we offer all our full-time employees, which includes medical, dental, life and long-term disability insurance and qualified retirement plans. Executive benefits may include employment and change-in-control agreements, supplemental executive life insurance, executive retirement plan participation, and two executive perquisites, a company automobile and reimbursement of country club dues.

Our executive compensation program is reviewed at least annually to ensure that various considerations such as security versus performance, fixed versus variable, short-term versus long-term, cash versus equity-based compensation and benefits provided, are and remain appropriate in light of market trends and the Company’s primary business objectives. Our policy and practice is to consider the Company’s performance compared to peer and industry performance, as well as market compensation levels in making our short and long-term compensation decisions to ensure our compensation package effectively reflects performance.

Compensation Program

The purpose of this section is to define the various elements of our executive compensation so that you understand each item and how it is designed to reward our Executive Officers.

•

Base Salary

In setting or adjusting base salary levels for our Executive Officers, we consider the following factors:  the executive’s position, individual performance, contribution to the Company’s success, market salaries for similar positions, experience in that position, industry merit budgets, the Company’s overall financial performance and the individual’s role in that performance. Base salaries for the Named Executive Officers are reviewed and approved annually by the Compensation Committee, usually in January so that the Compensation Committee can take into account results from the prior fiscal year-end performance.  Other factors considered by the Compensation Committee include leadership and professional standing in the field of banking and financial services, commitment to the community, and current market pay position relative to market benchmarking.

•

Annual Bonus/Incentive

The Company’s Short-Term Incentive Plan (“STIP”) is a discretionary program based on a comprehensive quantitative and qualitative assessment of both Company and individual performance. The Compensation Committee considers multiple inputs including specific financial goals, but the final decision for awarding bonuses each year is intended to allow for the Compensation Committee’s complete discretion in assessing performance, including industry and individual performance or any other considerations the Compensation Committee determines are important to maintaining a proper pay-for-performance relationship. If circumstances arise such as major corporate transactions, unforeseen significant changes in the economy or industry-wide developments of an unexpected nature, the Compensation Committee may review and revise pre-established performance targets during the year. The Compensation Committee, in its sole discretion, will determine on a case-by-case basis whether an Executive will receive a bonus for the year and, if so, the amount of the bonus. As a discretionary bonus program, no executive has a contractual right to a payment under the STIP.

Each year, the Compensation Committee sets performance goals for the Company and target awards for the Named Executive Officers. Target awards are administered in a manner that encourages high performance. The Compensation Committee sets challenging annual goals that will result in payouts only in years of successful financial performance by the Company. The target incentive awards are defined as a percentage of that Executive’s base salary. The pool for the annual bonus/incentive plan is generally designed based on the total target awards for that year, but may be adjusted up or down based on Company performance. This adjustment is generally 5% of the target award for each 1% difference from the Company performance goal, with the following limitations:

•

There will be no target incentive payout if the Company performance is less than 90% of target performance.

•

If the Company performance is greater than 110% of the measurement goal, the target incentive payout is capped at 150% of the target incentive award established that year.

For 2010, the target incentive awards were 40% of base salary for Mr. Hoy, 25% of base salary for Messrs. Goodemote, DeMarco and O’Conor, and 15% of base salary for Mr. Thomas Murphy.

The determination of the annual incentive awards for the Named Executive Officers consists of a three-part process:

▪

Company Performance. The first part of the three-part process is assessing the Company’s performance on a weighted combination of five financial performance measures, which the Compensation Committee believes provide an appropriate portfolio of performance goals and a balanced perspective while ensuring sound risk management. The five measures are Internal NOE, Return on Equity (ROE), Efficiency Ratio, Non-Performing Loans and Net Charge-Offs.

The Compensation Committee uses an “Internal Net Operating Earnings” (Internal NOE) calculation to measure these goals. Internal NOE is calculated on a basis other than United States Generally Accepted Accounting Principles (“GAAP”), in that Internal NOE represents the net income of the Company before significant nonrecurring items, net of tax. The significant non-recurring items are reviewed by the Compensation Committee on a case-by-case basis to determine if the item would have a significant impact on the Company’s performance and therefore, have an impact on the annual incentive awards made to our Named Executive Officers. It is the intent of the Compensation Committee to ensure that decisions regarding annual incentive awards are not impacted by an item that is not deemed to be in the normal course of business operations, and that eliminating such nonrecurring items from the award review process eliminates any decision-making by Executive Officers merely to affect the year-end earnings for bonus purposes. In years where there are no significant nonrecurring items, the Company’s Internal NOE and GAAP net income will be the same. The following table shows the performance measure and goal weighting for 2010:

Performance Measure	Weighting for Goals
Net Operating Earnings using “Internal NOE”	80%
ROE using Internal NOE	5%
Efficiency Ratio	5%
Non-Performing Loans	5%
Net Charge–Offs	5%

▪

Individual Performance. For the second part of the review, the Compensation Committee compares the Executive’s individual achievements to pre-established annual goals as well as an overall assessment of the Executive’s performance by the Compensation Committee. The Compensation Committee relies on input from the Chief Executive Officer for the Other Named Executive Officers.

▪

Relative Weighting of Corporate and Individual Performance. The third and final measurement is calculated using a separate formula, weighting the Company performance and the individual’s performance to gauge and reward the Executive based on his or her position with the Company. Mr. Hoy is evaluated totally on the Company’s performance, while Messrs. Goodemote, DeMarco and O’Conor are evaluated, 50% based on the Company’s performance and 50% on individual performance and Mr. Thomas Murphy is evaluated, 25% is based on Company performance and 75% on individual performance.

The Compensation Committee meets annually to determine awards for the past year and establish goals for the upcoming year. The awards are determined after year-end, when the Company’s actual performance is known and performance can be more accurately measured. Although there is a pre-determined formula for determining the amount of the annual awards, the Compensation Committee retains full discretion for making incentive awards to all our Named Executive Officers. There have been years in which awards would have been made based on the formula but were not made to the Executive Officers. Based on this discretion, we have presented the annual awards in the Bonus column, rather than in the Non-equity Incentive Plan Compensation column, in the Summary Compensation Table on page 22.

•

Long-Term Incentive Compensation.

Long-term incentive compensation is provided through the Company’s 2008 Long-Term Incentive Plan (“LTIP”). The LTIP allows for multiple equity forms, such as restricted stock and stock options. However, the Company has never issued restricted stock. Historically, long-term incentive compensation has been provided in the form of stock options, which only provide value to our Executive Officers if the Company’s stock price increases. The long-term incentive component of our compensation program is intended to recognize Executive collaboration and drive shareholder value creation, which encourages alignment with our shareholders. Equity awards are discretionary and typically considered by the Compensation Committee at its January meeting in light of the Company and the individual’s prior year performance. The Compensation Committee considers the individual’s contributions made to the Company’s success. Options granted under our LTIP normally vest 25% per year over a four-year period, which reinforces the long-term nature of the grant and promotes retention of our top performers. The exercise price for stock option awards is the current market price of our common stock, that is, the market closing price of the stock on the date of grant. The Company’s annual stock option awards are generally granted at the same time each year, in the month of January shortly after the close of the Company’s fiscal year. We have these grant practices to avoid the possibility or the appearance that any of our option grants are being timed to take advantage of temporary downward fluctuations in the market price of our stock. Furthermore, the provisions of our LTIP do not allow “backdating” or “reloading” of option grants. Repricing of our stock option grants is not permitted without shareholder approval.

•

Ownership Guidelines

The purpose of the Company’s LTIP is to encourage those individuals who receive awards under the LTIP to acquire and maintain an interest in the Company, thereby aligning the interests of our employees with the interests of our shareholders. In order to better align the interests of Executive Management with the interests of our shareholders, the Company recently adopted stock ownership requirements for our Executive Management. Under our Stock Ownership Guidelines, the Named Executive Officers of the Company are required to own a number of shares of the Company’s common stock based on a multiple of three times base salary for the CEO and one times base salary for the Other Named Executive Officers. Until the required ownership is attained, restrictions are placed on the ability to sell shares of the Company’s common stock obtained through the LTIP stock-option awards. This ownership requirement will be measured by the Compensation Committee at its June meeting each year, using the data as of December 31st of the previous year. Common shares owned outright or shares held through benefits plans are currently counted toward the stock ownership requirement. Conversely, unvested awards or unexercised stock options do not count towards the stock ownership requirement. Individuals will have five years from appointment as an Executive Officer to meet these requirements.

•

Executive Benefits

Our executive compensation program includes other benefits in furtherance of the goal of providing Executive Officers with a comprehensive and competitive compensation package, taking into consideration both market and best practices. The Executive Officers are eligible to participate in the standard benefit programs that are available to all eligible full-time employees. Other benefits available only to select Executive Officers include a nonqualified supplemental retirement plan, a salary deferral plan, and certain perquisites (“perks”). All forms of Executive benefits and perks are reviewed and approved by the Compensation Committee.

•

Retirement and Select Retirement Plans

The Company provides a defined benefit, an Employee Stock Ownership Plan (“ESOP”) and a non-matching 401(k) qualified retirement plans to all eligible full-time employees and a nonqualified Select Executive Retirement Plan (“SERP”) to certain Executive Officers. There are two components of the SERP: (1) a “makeup” benefit that is designed to provide participants with a level of benefit that they would have received under the qualified plan if there were no limitations on eligible compensation in the Internal Revenue Code, and (2) additional benefits that are granted by the Compensation Committee on a discretionary basis to provide retirement benefits that appropriately reflect the Executive’s service and contribution to the Company. Of our current Named Executive Officers, Mr. Hoy participates in the “makeup” benefit and additional SERP benefit and Mr. O’Conor participates in the “makeup” benefit. The Company’s retirement plan and SERP are further discussed in “Pension Plans” on page 26.

•

Deferred Compensation Plan

The Company maintains a nonqualified deferred compensation plan for Executive Officers, under which they may elect to defer some or all of their salary and bonus until retirement. The deferred amounts accumulate interest at a rate equal to the highest rate currently being paid on individual retirement accounts by the Company’s principal subsidiary, Glens Falls National Bank and Trust Company. Although all of the Named Executive Officers were eligible to participate, Mr. Hoy was the only active participant of that group during 2010. This deferral plan is further discussed in “Nonqualified Deferred Compensation Table” on page 27.

•

Executive Perquisites

The only perks provided to our Executive Officers at this time are the personal use of a company automobile, which is currently provided to Messrs. Hoy, Goodemote, O'Conor and DeMarco and the reimbursement of country club dues, currently provided to Messrs. Goodemote, DeMarco and Thomas Murphy.

•

Employment and Termination Agreements with Executive Officers

Historically, the Company has entered into employment agreements or limited change-in-control agreements with its Executive Officers and renewed these agreements annually, if and to the extent appropriate. The employment agreement entered into with our Chief Executive Officer, Mr. Hoy, has a three-year term and contains standard terms relating to salary, position, duties, benefits and continuing cash payments following a change-in-control of the Company accompanied by termination of his employment or a termination of his employment by the Company without cause or by Mr. Hoy himself for good reason.  The Company has also entered into employment agreements with Messrs. Goodemote, DeMarco and O’Conor. Each of these employment agreements has a two-year term and otherwise contains the same sorts of standard terms that Mr. Hoy’s agreement contains, adjusted for their positions.  The Compensation Committee reviews and approves the key terms of each of these employment agreements on an annual basis and, if approved, the agreement is renewed by the Compensation Committee annually for a like term. These employment agreements do not provide any right to receive a payment under the short-term incentive plan, to receive any amounts of stock awards under the long-term incentive plan, or to receive any additional retirement benefits under our retirement plan or SERP. The Compensation Committee and our Board will continue to review the appropriateness of employment agreements on a case-by-case basis. The employment agreements of Messrs. Hoy, Goodemote, DeMarco and O’Conor are described in more detail in “Agreements with Executive Officers” on page 27.

The Company, from time-to-time, has also granted limited change-in-control protection to certain executives. These agreements provide that, in the event of a change-in-control and a subsequent termination of employment of that Executive, the Executive will receive continuing payments equal to a multiple of his or her base salary in the year of the change-in-control, usually one or two times base salary. A change-in-control agreement is currently held by Mr. Thomas Murphy. See page 28 under “Agreements with Executive Officers” beginning on page 27.

The Company occasionally has entered into agreements with former Executive Officers, such as a consulting arrangement with a retiring Executive, to ensure a smooth transition of an operating function from the retiree to his or her successor and/or to ensure continuing access by the Company to the expertise of the retiring Executive. Mr. John Murphy, the Company’s former Chief Financial Officer, is currently serving under such a post-retirement arrangement. Under this arrangement, Mr. Murphy renders advice on financial and general corporate matters. This arrangement is further described in “Mr. John Murphy Consulting Agreement” on page 37.

3.

The Process for Determining Compensation for Named Executive Officers

The Role of the Compensation Committee, Independent Consultants, and Management

The Compensation Committee oversees our executive compensation policies and process and is responsible for the final decisions on most components of executive compensation for the Chief Executive Officer (“CEO”) and the other Named Executive Officers and makes recommendations to the full Board on the other components such as employment agreements. The Committee is responsible for reviewing and approving all aspects of the compensation of our CEO and the other Named Executive Officers and receives input from the CEO and the full Board of Directors on key compensation policy issues. The five members of our Board of Directors that serve on the Compensation Committee are all independent under the NASDAQ® listing requirements, with a significant degree of tenure and stability in membership that we believe enhances its ability to make informed, well-founded decisions regarding pay and performance. The Compensation Committee met three times during 2010 and the Chair of the Committee provides regular reports to our Board of Directors.

The Compensation Committee is authorized to seek the assistance of independent compensation consultants. These advisors are paid by the Company, but are hired by, directed by, and report directly to, the Compensation Committee. During 2010, the Compensation Committee retained the services of Pearl Meyer & Partners LLC (“PM&P”), an independent outside consulting firm specializing in executive and board compensation, to provide assistance with executive compensation review and support with compensation policies and proxy disclosure. PM&P provides no other consulting services for the Company.

Our CEO provides the Compensation Committee with an annual review of his own goals for the Company, including broad performance goals, and his personal goals, including compensation-related matters, as well as his assessment of the performance of the Other Named Executive Officers. Management also provides information and data on Company and individual performance and executive compensation to the Compensation Committee and outside advisors. Although our CEO provides insight and recommendations regarding executive compensation, only the Compensation Committee, comprised solely of independent members of the Board of Directors, votes on decisions regarding executive compensation. Although the Compensation Committee meets with our CEO to obtain his views, goals and assessments regarding compensation matters, as discussed above, the decisions regarding his compensation package are made solely by the Compensation Committee without the CEO or other Executive Officers present.

Setting Compensation Opportunities and Performance Targets

A key element the Compensation Committee considers in setting program targets and making compensation decisions is a strong understanding of the industry landscape using benchmarking and performance considerations. The Compensation Committee relies on a variety of data sources and information related to market practice for bank holding companies similar to the Company and engages independent compensation consultants on a periodic basis to conduct comprehensive competitive reviews. The Compensation Committee also reviews peer group data from the Executive Compensation Review for Banks and Thrifts prepared annually by SNL Financial (“SNL”), which provides data for executive compensation and performance relative to a peer group selected by SNL that reflects banks of similar size and region to the Company.

Benchmarking

An in-depth review of our compensation program requires a review of the industry landscape to determine program targets and compensation decisions. In 2009, the Compensation Committee hired PM&P, to conduct a comprehensive review of its executive total compensation program. The purpose of this review was to provide an independent and objective analysis of all elements of compensation, individually and in aggregate, relative to market and peer group practices. Pay mix and an assessment of the pay-for-performance relationship were also reviewed and presented to the Compensation Committee to provide foundational information to support compensation decisions for the Executive Team.

A primary data source used in setting the competitive market for the Named Executive Officers is the information publicly disclosed by a peer group of other publicly-traded banks. This peer group was developed by PM&P in coordination with Management and the Compensation Committee using objective parameters that reflect bank holding companies of similar asset size and region. The peer group was approved by the Compensation Committee. In the future, the peer group will be reviewed and updated, as appropriate, since the comparable bank holding companies may change, depending on the current size of the Company, acquisitions and business focus of the Company or our peer institutions. Overall, the goal was to have 15-20 comparative bank holding companies that provide a market perspective for executive total compensation.

The 2009 peer group consisted of 18 bank holding companies in Pennsylvania, Massachusetts, New Jersey, New York, Rhode Island, and Vermont, ranging from approximately $1.2 billion in assets to $3 billion in assets and positioning the Company at approximately the median for size ($1.8 billion in assets). The following is the peer group used in the 2009 review conducted by PM&P:

Alliance Financial Corporation

First Chester County Corporation

Peapack-Gladstone Financial Corporation

Bancorp Rhode Island, Inc.

First National Community Bancorp, Inc.

Suffolk Bancorp

Berkshire Hills Bancorp, Inc.

Lakeland Bancorp, Inc.

Tompkins Financial Corporation

Citizens & Northern Corporation

Merchants Bancshares, Inc.

Univest Corporation of Pennsylvania

ESB Financial Corporation

Metro Bancorp, Inc.

VIST Financial Corp.

Financial Institutions, Inc.

OceanFirst Financial Corp.

Washington Trust Bancorp, Inc.

In addition to the peer group data, PM&P used several other sources of data including PM&P’s Banking Compensation Survey Report and the Watson Wyatt Financial Institutions Benchmarking Survey, which reviewed bank holding companies of similar asset size and regions to that of the Company.

To supplement this comprehensive review from 2009, at year-end 2010 the Compensation Committee reviewed a regional and local financial institution compensation survey compiled by Management in 2010 from certain local and regional bank proxy statements which summarizes the compensation of the Named Executive Officers of those organizations. The Committee also reviewed the 2010 SNL Financial Executive Compensation Report for the Company, which was prepared by SNL Financial and included comparisons to a group of peer banks selected by SNL. The purpose of reviewing these two reports was to supplement the 2009 PM&P survey with additional and slightly more current information to assist the Committee on ascertaining market competitive guidelines, including guidelines for base salary, short and long-term incentive targets and estimated total direct compensation, with ranges for performance. The guidelines allowed the Committee to see the potential pay and range of pay for each executive role and provided a framework for consideration by the Compensation Committee in setting targeted pay levels going forward.

Performance Analysis

Given the Company’s focus on “stretch” performance and high standards, the Compensation Committee and Board also review the Company’s performance relative to other bank holding companies in the form of the Federal Reserve Bank’s “Bank Holding Company Performance Report” that contains peer group data consisting of all U.S. Bank Holding Companies having between $1.0 and $3.0 billion in total assets. Set forth below is a comparison between the Company’s financial performance across several key performance metrics for the 12-month period ending December 31, 2010, and the performance across these same metrics of a peer group of bank holding companies for the 9-month period ending September 30, 2010, using peer group information derived from the Federal Reserve Bank’s “Bank Holding Company Performance Report” as of September 30, 2010.  As the comparison demonstrates, in 2010 the Company continued to be among the top performers in this broad peer group. At the time the Compensation Committee met in January to review performance, the September 30, 2010 peer data was the latest information available:

	12/31/2010	09/30/2010
	Arrow Financial Corporation	Federal Reserve Bank Peer Data
Profitability Ratios:
ROA – Return on Average Assets (Higher is Better)	1.16%	0.25%

ROE – Return on Average Equity (Higher is Better)	14.56%	1.18%

Asset Quality:
Net Loans Charged-off as a Percentage of Average Loans (Lower is Better)	0.06%	1.17%
Nonperforming Loans as a Percentage of Period-end Loans (Lower is Better)	0.43%	3.74%

Efficiency Ratio (Lower is Better)	57.28%	69.93%

The combination of our targeted pay benchmarking, as well as our performance against internal plans and peer reference data provided a basis for determining compensation for Named Executive Officers in 2010 and 2011.

4.

Considerations in Making 2010 and 2011 Executive Compensation Decisions

Base Salary Decisions – 2010 and 2011

•

Decisions in January 2010

The Compensation Committee met in January 2010 to review corporate and individual executive performance for 2009. Please see last year’s Proxy Statement and our 2009 Annual Report on Form 10-K for a detailed review of the Company’s 2009 performance. Based on this performance, noting record earnings of the Company and strong asset quality, as well as a review of the individual performance of the Named Executive Officers, the Compensation Committee approved the base salary increases set forth in the following table for the five Named Executive Officers effective January 1, 2010:

Executive	2009 Salary	January 1, 2010 Raise		2010 Salary
		% of Base Salary	Amount
Mr. Hoy	$ 388,500	2.96%	$ 11,500	$ 400,000
Mr. Goodemote	$ 165,000	3.03%	$ 5,000	$ 170,000
Mr. DeMarco	$ 165,000	3.03%	$ 5,000	$ 170,000
Mr. O’Conor	$ 165,000	3.03%	$ 5,000	$ 170,000
Mr. T. Murphy	$ 130,000	3.85%	$ 5,000	$ 135,000

•

Decisions in January 2011

The Compensation Committee met in January 2011 to review corporate and individual executive performance for 2010. Please see the above discussion beginning on page 11 and our 2010 Annual Report on Form 10-K (a portion of which is included with this Proxy Statement) for a detailed review of the Company’s 2010 performance.  Based on this performance, noting another year of record earnings and strong asset quality, the Compensation Committee approved the base salary increases set forth in the following table for the Named Executive Officers of the Company effective January 1, 2011:

Executive	2010 Salary	January 1, 2011 Raise		2011 Salary
		% of Base Salary	Amount
Mr. Hoy	$ 400,000	3.75%	$ 15,000	$ 415,000
Mr. Goodemote	$ 170,000	2.94%	$ 5,000	$ 175,000
Mr. DeMarco	$ 170,000	2.94%	$ 5,000	$ 175,000
Mr. O’Conor	$ 170,000	2.94%	$ 5,000	$ 175,000
Mr. T. Murphy	$ 135,000	3.70%	$ 5,000	$ 140,000

Short-Term and Long-Term Incentive Award Decisions – 2010 and 2011

•

Considerations Underlying Decisions in Incentive Awards

In determining the short-term and long-term incentive awards for Executive Officers at any year-end, the Compensation Committee carefully considers the recent financial performance of the Company, strategic results such as product and market expansion, as well as individual performance factors such as leadership and commitment to the community. Short-term incentive (bonus) amounts are principally determined based on the achievement of pre-established performance targets, both Company and individual. See “Compensation Program – Annual Bonus/Incentive” on page 13.

The following is a discussion regarding the Committee’s decisions in January 2011 regarding the STIP bonuses paid to the Named Executive Officers for 2010 and the Committee’s decisions in January 2010 and January 2011 regarding LTIP option awards to the Named Executive Officers in those years.

•

Decisions in January 2011 on Short-Term Incentive (Bonus) Awards

At a meeting in January 2011, the Compensation Committee reviewed the 2010 overall results of the Company as well as the results of the 2010 STIP goals for the Company and its Named Executive Officers in determining the amount of any 2010 annual bonus/incentive payments to the Executive Officers. As noted in our above review of the compensation program, the Compensation Committee uses an “Internal Net Operating Earnings” (“Internal NOE”) calculation to measure its performance goals. As noted, Internal NOE is calculated on a basis other than United States Generally Accepted Accounting Principles (“GAAP”), in that Internal NOE represents the net income of the Company before significant nonrecurring items, net of tax. This decision by the Compensation Committee to eliminate nonrecurring items from the award review process could result in an Internal NOE that is higher or lower than Net Income reported in conformity with GAAP.

In 2010, the Internal NOE was lower than GAAP Net Income: GAAP net income was $21.9 million while Internal NOE was $21.0 million, $0.9 million less. This was primarily the result of the exclusion of net gains recognized by the Company on the sale of long-term investments.  The Compensation Committee determined that exclusion of these net gains was appropriate for purposes of determining the annual bonus/incentive awards and resulted in smaller annual awards to the Named Executive Officers than would have been the case without the exclusion.

The following table provides a comparison of the Company’s 2010 target performance goals, the 2010 actual results and peer data from the Federal Reserve Bank’s Bank Holding Company Performance Report. The weighting used by the Compensation Committee in determining annual awards is described above. The Federal Reserve Bank Peer Group Data provided in this table consisted of all U.S. Bank Holding Companies having between $1.0 and $3.0 billion in total assets. The September 30, 2010 peer group data was the most recent data available to and used by the Compensation Committee during its review at its January 2011 meeting.

Performance Measure	2010 Goal	2010 Actual	09/30/10 Federal Reserve Bank Peer Group Data
Net Operating Earnings “Internal NOE”	$21.5 million	$20.982 million	N/A
ROE using Internal NOE	15.0%	13.95%	1.18%
Efficiency Ratio	<56.0%	57.28%	69.93%
Non-Performing Loans	<0.50%	0.43%	3.74%
Net Charge–Offs	<0.15%	0.06%	1.17%

As shown in the Performance Measure Table above, the 2010 Net Operating Earnings and ROE (Return on Equity) were both slightly below goal and the Efficiency Ratio was slightly above goal. The amounts of any potential awards for each individual were reduced accordingly. Based upon the actual 2010 Company and individual results toward the established 2010 goals, the Compensation Committee approved the following 2010 STIP awards at its January 2011 meeting:

Executive	2010 Annual Incentive Target Opportunity		2010 Annual Incentive Actual Awards
	Amount	% of Base Salary	Amount	% of Base Salary
Mr. Hoy	$ 160,000	40%	$ 138,655	34.66%
Mr. Goodemote	$ 42,500	25%	$ 37,264	21.92%
Mr. DeMarco	$ 42,500	25%	$ 36,883	21.70%
Mr. O’Conor	$ 42,500	25%	$ 37,264	21.92%
Mr. T. Murphy	$ 20,250	15%	$ 17,497	12.96%

•

Decisions in January 2010 and January 2011 on Long-Term Incentive Awards (Options)

The Compensation Committee considers long-term incentive awards to Executive Officers (typically, stock options) in January of each year to better reflect performance of the prior year and ensure greater alignment between pay and performance. In awarding option grants to our Named Executive Officers in January 2010 and January 2011, the Compensation Committee considered the individual’s role and the individual contributions made to the Company’s success during the previous year.  The Committee’s option awards to our Named Executive Officers in January 2010 were granted for performance in 2009 and the options that were awarded to them in January 2011 were granted for performance in 2010.

The following awards granted by the Compensation Committee at its January 2010 meeting were issued at an exercise price of $24.58, the closing price of our common stock on the date of grant:

Executive	Stock Option Grants in January 2010 related to 2009 Performance # of Shares	Grant Date Fair Value of January 2010 Option Awards
Mr. Hoy	12,500	$ 82,750
Mr. Goodemote	3,500	$ 23,170
Mr. DeMarco	3,500	$ 23,170
Mr. O’Conor	3,500	$ 23,170
Mr. T. Murphy	1,500	$ 9,930

The following awards granted by the Compensation Committee at its January 2011 meeting were issued at an exercise price of $25.47, the closing price of our common stock on the date of grant:

Executive	Stock Option Grants in January 2011 related to 2010 Performance # of Shares	Grant Date Fair Value of January 2011 Option Awards
Mr. Hoy	12,500	$ 80,375
Mr. Goodemote	3,500	$ 22,505
Mr. DeMarco	3,500	$ 22,505
Mr. O’Conor	3,500	$ 22,505
Mr. T. Murphy	2,500	$ 16,075

Employment and Change-in-Control Agreement Decisions

As noted above in “The Company’s 2010 Compensation Philosophy and Program,” the Company currently has employment agreements with Messrs. Hoy, Goodemote, DeMarco and O’Conor and a change-in-control agreement with Mr. Thomas Murphy. These agreements are reviewed each year. At its January 2010 meeting, the Committee approved a renewal of each of the agreements effective January 1, 2010. At its January 2011 meeting, the Committee approved a renewal of each of the agreements effective February 1, 2011. The employment agreements of Messrs. Hoy, Goodemote, DeMarco and O’Conor and the change-in-control agreement currently held by Mr. Murphy are described in more detail in “Agreements with Executive Officers” beginning on page 27.

3.

Other Compensation Policies and Considerations

Risk Oversight of the Company Compensation Program

The Company carefully monitors our compensation levels to ensure that they reflect an appropriate balance of pay-for-performance within acceptable risk parameters. Traditionally, banking organizations relied on strong risk management, internal controls and corporate governance to help constrain risk-taking. However, the financial crisis has illustrated that the incentives created by poorly designed and implemented incentive compensation arrangements can be powerful enough to overcome risk controls. We believe that incentive compensation awards should be aligned with the institution’s overall business strategy and support the desired risk profile.

To that end, Management conducted an internal compensation risk assessment to understand the various elements of its overall compensation program, including all incentive compensation programs. As part of the exercise, Management completed an inventory of our existing compensation programs, including incentive compensation programs, evaluated the plans, determined the existence of Management and committee oversight, considered appropriate risk mitigants and assigned a risk rating based on documentation to support these controls. We recognize that an effective incentive program should encourage and reward appropriate performance and requires an element of risk-taking which is in the long-term benefit of the Company and shareholders. Based on our evaluation, we have determined that the Company’s compensation programs and policies do not create excessive and unnecessary risk taking. Our determination is supported by the following key attributes that mitigate risk taking:

•

Our compensation program contains an appropriate balance of fixed and variable compensation.

•

We offer incentive compensation in multiple forms, including the award of stock options that are tied to multi-year performance.

•

Our short-term incentive program contains both a threshold and maximum payment, protecting the Company from the extreme levels of risk that accompany unlimited upside incentive compensation programs and inappropriate pay and performance alignment.

•

We have share ownership guidelines which further promote long-term thinking and Management “skin in the game.”

•

Our benefits programs are competitive with the market and provide for reasonable base line levels of health, welfare and security, further enhancing the risk-mitigating aspects of our overall program.

The Company and Compensation Committee will continue to ensure that proper policies are maintained to monitor ongoing risk management and assessment of compensation practices.

Claw-back and Hedging Policies

Management and the Board of Directors, with the Compensation Committee’s input, embarked on a project this past year to consider and ultimately to implement Company specific claw-back and hedging policies for our Executive Officers. The enactment of the Dodd – Frank Wall Street Reform and Consumer Protection Act resulted in our decision to delay any specific policy implementation until final regulations, including specific language and technical requirements, have been issued. We determined this to be the best course given the uncertainty regarding the final rules and our desire to avoid having to revise the Company guidelines in reaction to the final rules.

Impact of Accounting and Tax on the Form of Compensation

The Compensation Committee and Management consider the accounting and individual and corporate tax consequences of the compensation plans prior to making changes to the plans.

The Compensation Committee has considered the impact of the expense, which will be recognized by the Company in accordance with FASB ASC TOPIC 718, on the Company’s use of equity incentives as a key retention tool.

Section 162(m) of the Internal Revenue Code (“IRC”) limits deduction of compensation paid to Named Executive Officers to $1,000,000 unless the compensation is “performance-based”. In the Company’s case, base salary is not considered a performance-based vehicle and would not be a deductible compensation expense. Based on the current salaries, the Company does not feel IRC Section 162(m) will be triggered for our Named Executive Officers, but may consider this in future years.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed with Senior Management the Compensation Discussion and Analysis presented in this Proxy Statement beginning on page 11 of this Proxy Statement as required by Item 402(b) of the SEC’s Regulation S-K. Based on its review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

John J. Carusone, Jr., Chairman

Michael B. Clarke

David G. Kruczlnicki

Gary C. Dake

Richard J. Reisman, D.M.D.

************************************************************************************************************

Executive Compensation

In the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 11, we provide you with an explanation and summary of our compensation package for the Executive Officers of the Company. In this Executive Compensation section of the Proxy Statement, including several tables, we provide you details of the compensation actually paid and/or awarded to each of the Named Executive Officers of the Company for each of the last three fiscal years (or such shorter period during which the individual actually served as a Named Executive Officer):

▪

Summary Compensation Table (including the All Other Compensation Table)

▪

Grants of Plan-Based Awards Table

▪

Outstanding Equity Awards at Fiscal Year-End Table

▪

Option Exercises and Stock Vested Table

▪

Pension Benefits Table

▪

Nonqualified Deferred Compensation Table

The following table sets forth information concerning total compensation paid to and compensatory awards received by the Named Executive Officers in each of the relevant years:

Summary Compensation Table

Name and Principal Position(a)	Year	Salary	Bonus(b)	Stock Awards	Option Awards(c)	Non-Equity Incentive Plan Compen-sation	Change in Pension Value and Nonqualified Deferred Compensation Earnings (d)	All Other Compen-sation (e)	Total
Thomas L. Hoy Chairman, President & Chief Executive Officer	2010	$ 400,000	$ 138,655	-	$ 82,750	-	$ 369,260	$ 21,946	$1,012,611
	2009	$ 388,500	$ 167,350	-	$ 57,625	-	$ 440,385	$ 21,727	$1,075,587
	2008	$ 388,500	$ 194,250 (1) $ 50,000 (2)	-	-	-	$ 306,652	$ 23,933	$ 963,335
Terry R. Goodemote, CPA Senior Vice President, Treasurer & Chief Financial Officer	2010	$ 170,000	$ 37,264	-	$ 23,170	-	$ 29,912	$ 7,173	$ 267,519
	2009	$ 165,000	$ 32,769	-	$ 16,135	-	$ 23,716	$ 7,018	$ 244,638
	2008	$ 145,000	$ 40,077 (1) $ 13,000 (2)	-	-	-	$ 12,680	$ 5,362	$ 216,119
David S. DeMarco Senior Vice President	2010	$ 170,000	$ 36,883	-	$ 23,170	-	$ 35,962	$ 7,253	$ 273,268
	2009	$ 165,000	$ 32,274	-	$ 16,135	-	$ 35,666	$ 7,234	$ 256,309
Raymond F. O’Conor Senior Vice President	2010	$ 170,000	$ 37,264	-	$ 23,170	-	$ 68,897	$ 7,422	$ 306,753
	2009	$ 165,000	$ 32,505	-	$ 16,135	-	$ 72,067	$ 7,330	$ 293,037
Thomas J. Murphy, CPA Vice President & Corporate Secretary	2010	$ 135,000	$ 17,497	-	$ 9,930	-	$ 12,915	$ 5,307	$ 180,649
	2009	$ 130,000	$ 11,448	-	$ 6,915	-	$ 10,330	$ 4,987	$ 163,680

(a)

Messrs. DeMarco, O’Conor and Murphy were appointed as Executive Officers of the Company effective May 1, 2009.

(b)

This column represents the annual bonus/incentive payments made to the respective Executive under the Company’s Short-Term Incentive (Bonus) Plan (“STIP”) for the fiscal year noted, based on the financial performance of the Company, strategic Company results and individual performance factors during that year. STIP amounts payable for a given year are generally paid in January of the succeeding year. Amounts marked (1) and (2) in 2008 with respect to Messrs. Hoy and Goodemote

(c)

reflect (1) the annual year-end incentive payments made to them under the Company’s STIP and (2) a special mid-year discretionary payment made to them as a reflection of the Company’s success in meeting its short and long-term financial goals and particularly outstanding earnings of the Company in the first quarter of 2008.

(d)

This column represents the dollar value of option awards granted to the Named Executive Officer under the Company’s Long-Term Incentive Plan (“LTIP”) for each of the listed years, calculated in accordance with FASB ASC TOPIC 718. All options granted in 2010 to the Named Executive Officers were granted at an exercise price of $24.58, the closing price of our common stock on the date of grant. These options all vest ratably in equal installments over the first four anniversaries following the date of grant.

(e)

This column represents the actuarial increase during each of the listed years in the present value of the Named Executive Officer’s retirement benefits under qualified pension plans and nonqualified deferred compensation plans established by the Company, determined using interest rate, mortality rate and other assumptions consistent with those used in the Company’s financial statements. The increase in present value of retirement benefits reported for each of the Named Executive Officers for 2010 includes: (i) under the Company’s Employees’ Pension Plan (“Pension Plan”), $81,364 for Mr. Hoy; $29,912 for Mr. Goodemote; $35,962 for Mr. DeMarco; $61,425 for Mr. O’Conor; and $12,915 for Mr. Thomas Murphy; and (ii) under the Company’s Select Executive Retirement Plan (“SERP”), $287,896 for Mr. Hoy and $7,472 for Mr. O’Conor.

(f)

All Other Compensation includes the following components for 2010:

Name	Company Contribution to Employee Stock Ownership Plan (ESOP)	Life insurance premiums paid by the Company for the benefit of the Named Executive Officer	The dollar value of the discount in the share price for Company common stock purchased under the Stock Purchase Plan	Total Other Compensation
Thomas L. Hoy	$ 6,453	$ 15,430	$ 63	$ 21,946
Terry R. Goodemote, CPA	$ 5,340	$ 1,770	$ 63	$ 7,173
David S. DeMarco	$ 5,327	$ 1,768	$ 158	$ 7,253
Raymond F. O’Conor	$ 5,333	$ 1,963	$ 126	$ 7,422
Thomas J. Murphy, CPA	$ 3,857	$ 1,387	$ 63	$ 5,307

Grants of Plan-Based Awards Table

As noted in the Compensation Discussion and Analysis, the Company’s LTIP provides for the granting of stock options as a long-term incentive component of our overall compensation program. In determining grant of equity awards at each year-end, the Compensation Committee reviews the actual performance of the Company and the individual in the previous fiscal year. On January 27, 2010, the Compensation Committee approved the stock option awards listed in the table below for the Named Executive Officers for their performance in 2009. Consistent with the LTIP, all options are granted at an exercise price equal to the closing price of the Company’s common stock as quoted by NasdaqGS® on the date of the grant. All options awarded become exercisable over four years, at 25% per year, and expire ten years after the date of grant. The awards are subject to the recipient’s continuing service to the Company. No dividends are paid on these shares until the options are exercised. For this table, the Grant Date Fair Value of Stock and Option Awards in the last column is calculated in accordance with FASB ASC TOPIC 718.

Name	Grant Date	Estimated Future Payouts UnderNon-Equity Incentive Plan Awards			Estimated Future Payouts UnderEquity Incentive Plan Awards			All OtherStock Awards:Number of Shares ofStock or Units	All OtherOption Awards:Number of SecuritiesUnderlying Options	Exercise or Base Priceof OptionAwards($/Shares)	Grant Date Fair Value of Stock and Option Awards
		Threshold	Target	Maximum	Threshold	Target	Maximum
Thomas L. Hoy	01/27/2010	-	-	-	-	-	-	-	12,500	$ 24.58	$ 82,750
Terry R. Goodemote, CPA	01/27/2010	-	-	-	-	-	-	-	3,500	$ 24.58	$ 23,170
David S. DeMarco	01/27/2010	-	-	-	-	-	-	-	3,500	$ 24.58	$ 23,170
Raymond F. O’Conor	01/27/2010	-	-	-	-	-	-	-	3,500	$ 24.58	$ 23,170
Thomas J. Murphy, CPA	01/27/2010	-	-	-	-	-	-	-	1,500	$ 24.58	$ 9,930

Outstanding Equity Awards at Fiscal Year-End Table

The following table shows all outstanding stock-based awards held by each Named Executive Officer as of December 31, 2010. These awards consist of stock options to acquire the Company’s common stock granted under the Company’s LTIP or its predecessor plans. The number of shares and exercise prices on this table have been adjusted for the 3% stock dividend distributed on September 29, 2010.

Name	Number of Securities Underlying Unexercised Options (Exercisable)(a)	Number of Securities Underlying Unexercised Options (Unexercisable)(a) (b)	Equity Incentive Plan Awards:Number of Securities Underlying Unexercised Unearned Options	Option ExercisePrice	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards:Number of Unearned Shares, Units or Other Rights That HaveNot Vested	Equity Incentive Plan Awards: Market or Payout Value ofUnearned Shares, Units orOther Rights That HaveNot Vested
Thomas L. Hoy	5,330	-	-	$ 18.11	12/18/2011	-	-	-	-
	14,927	-	-	$ 22.73	12/18/2012	-	-	-	-
	11,940	-	-	$ 23.31	12/17/2013	-	-	-	-
	11,593	-	-	$ 27.62	12/15/2014	-	-	-	-
	5,464	-	-	$ 22.76	11/29/2016	-	-	-	-
	7,956	2,653	-	$ 20.45	11/28/2017	-	-	-	-
	6,630	6,631	-	$ 21.29	01/21/2019	-	-	-	-
	3,219	9,656	-	$ 23.86	01/27/2020	-	-	-	-
Terry R. Goodemote, CPA	314	-	-	$ 18.11	12/18/2011	-	-	-	-
	299	-	-	$ 22.73	12/18/2012	-	-	-	-
	596	-	-	$ 23.31	12/17/2013	-	-	-	-
	1,160	-	-	$ 27.62	12/15/2014	-	-	-	-
	3,278	-	-	$ 22.76	11/29/2016	-	-	-	-
	2,784	929	-	$ 20.45	11/28/2017	-	-	-	-
	1,856	1,857	-	$ 21.29	01/21/2019	-	-	-	-
	901	2,704	-	$ 23.86	01/27/2020	-	-	-	-
David S. DeMarco	2,238	-	-	$ 22.73	12/18/2012	-	-	-	-
	4,179	-	-	$ 23.31	12/17/2013	-	-	-	-
	4,057	-	-	$ 27.62	12/15/2014	-	-	-	-
	3,824	-	-	$ 22.76	11/29/2016	-	-	-	-
	2,784	929	-	$ 20.45	11/28/2017	-	-	-	-
	1,856	1,857	-	$ 21.29	01/21/2019	-	-	-	-
	901	2,704	-	$ 23.86	01/27/2020	-	-	-	-
Raymond F. O’Conor	5,486	-	-	$ 18.11	12/18/2011	-	-	-	-
	5,223	-	-	$ 22.73	12/18/2012	-	-	-	-
	4,181	-	-	$ 23.31	12/17/2013	-	-	-	-
	4,057	-	-	$ 27.62	12/15/2014	-	-	-	-
	3,824	-	-	$ 22.76	11/29/2016	-	-	-	-
	2,784	929	-	$ 20.45	11/28/2017	-	-	-	-
	1,856	1,857	-	$ 21.29	01/21/2019	-	-	-	-
	901	2,704	-	$ 23.86	01/27/2020	-	-	-	-
Thomas J. Murphy, CPA	1,639	-	-	$ 22.76	11/29/2016	-	-	-	-
	1,193	398	-	$ 20.45	11/28/2017	-	-	-	-
	795	796	-	$ 21.29	01/21/2019	-	-	-	-
	386	1,159	-	$ 23.86	01/27/2020	-	-	-	-

(a)

Includes all exercisable and unexercisable options, whether “in-the-money,” or "out-of-the-money" at year-end. “Out-of-the-money” options are options that have an exercise price that exceeded the market price of the Company’s common stock. “In-the-money” options are options that have an exercise price that is below the market price of the Company’s common stock.

(b)

All stock options granted after December 21, 2005 vest in equal installments over the first four anniversary dates after the date of the grant.

Option Exercises and Stock Vested Table

The following table sets forth information regarding the stock options that were exercised by each Named Executive Officer during 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (a)	Value Realized on Exercise (b)	Number of Shares Acquired on Vesting	Value Realized on Vesting
Thomas L. Hoy	18,686	$ 193,219	-	-
Terry R. Goodemote, CPA	330	$ 5,306	-	-
David S. DeMarco	-	-	-	-
Raymond F. O’Conor	4,939	$ 78,930	-	-
Thomas J. Murphy, CPA	-	-	-	-

(a)

Represents the total number of shares subject to stock options that the Named Executive Officer exercised during the year.

(b)

Represents the “spread” of options on the date of exercise, i.e., the difference between the dollar value of the shares of common stock as to which options were exercised, based on the market price of our common stock on the date of exercise, and the exercise price (purchase price) of such shares under the options.

Pension Plans

Qualified Retirement Plan. The Company maintains an ERISA qualified retirement plan for eligible employees (“Retirement Plan”) of the Company and its subsidiaries that have attained the age of 18, have completed one year of service, and who work a minimum of 1,000 hours per calendar year. Eligible compensation under the Retirement Plan includes salary, overtime, sick pay, bonuses, and certain other cash and non-cash benefits.

Participants in the plan with 25 years of service may retire at any age, participants with 10 years of service may retire at or after age 55 and participants with five years of service may retire at or after age 65. For early retirement prior to age 65, annuity payments, if elected, would be reduced by 0.25% for each month the participant elects to retire before age 65. Participants who are eligible to retire may not commence receipt of their benefit prior to age 55. Mr. Hoy and Mr. O’Conor are the only Named Executive Officers currently eligible to retire under this plan.

Select Executive Retirement Plan. The Company maintains an unfunded non-qualified Select Executive Retirement Plan ("SERP") for the benefit of Executive Officers as approved by the Compensation Committee on a case-by-case basis. The SERP contains both a qualified retirement plan “makeup” benefit feature and an additional SERP benefit feature. For those Executive Officers who are selected to receive this feature, the qualified Retirement Plan “makeup” benefit provides a payment that is designed to provide participants with a level of benefit they would have received under the qualified plan, if there were no limitations on eligible compensation contained in the Internal Revenue Code. The additional SERP benefit authorizes the Company to grant to selected Executive Officers additional payments upon their retirement, typically structured as post-retirement installment payments, the amounts of which are determined on a case-by-case basis by the Compensation Committee of the Board of Directors at or before the time of retirement. Mr. Hoy participates in both features of the SERP. The Compensation Committee approved an additional SERP benefit for Mr. Hoy that is equal to the benefit he would have received under the qualified retirement plan “makeup” benefit, assuming he would remain employed for three additional years beyond his actual retirement date. Mr. O’Conor participates in only the “makeup” benefit.

Pension Benefits Table

The following table sets forth the present value of accumulated benefits payable to each of the Named Executive Officers as of December 31, 2010, including the number of years of service credited to each such Named Executive Officer under the Retirement Plan and the SERP determined using interest rate and mortality rate assumptions consistent with those described in Note 15 of the Company’s consolidated financial statements for the fiscal year ended December 31, 2010 included in the Company’s Annual Report on Form 10-K.

Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
Thomas L. Hoy	Retirement Plan	36.42	$ 2,262,947	-
	SERP	39.42	$ 1,426,274	-
Terry R. Goodemote, CPA	Retirement Plan	18.08	$ 118,012	-
David S. DeMarco	Retirement Plan	23.08	$ 201,109	-
Raymond F. O’Conor	Retirement Plan	25.17	$ 429,211	-
	SERP	25.17	$ 34,201	-
Thomas J. Murphy, CPA	Retirement Plan	5.00	$ 40,442	-

Nonqualified Deferred Compensation Table

The Company has an Executive Officer Deferred Compensation Plan (“Officers’ Deferral Plan”) under which the Executive Officers of the Company may elect to defer until retirement all or a portion of their salary or bonus payments. Amounts deferred earn interest at a rate equal to the highest rate currently being paid on individual retirement accounts by the Company’s principal subsidiary, Glens Falls National Bank and Trust Company. During 2010, the applicable rates ranged from 1.98% to 3.44%. The following table sets forth information with respect to the amounts deferred by the Named Executive Officers under the Officers’ Deferral Plan, including amounts earned on deferrals or distributed to the Executive Officers from the plan.

Name	Executive Contributions in2010(a)	Company Contributions2010	Aggregate Earnings 2010 (b)	Aggregate Withdrawals/Distributions	Aggregate Balance at 12/31/2010(c)
Thomas L. Hoy	$ 26,000	-	$ 12,426	-	$ 481,599
Terry R. Goodemote, CPA	-	-	-	-	-
David S. DeMarco	-	-	-	-	-
Raymond F. O’Conor	-	-	-	-	-
Thomas J. Murphy, CPA	-	-	-	-	-

a) This column represents the deferral, under the Officers’ Deferral Plan, of a portion of salary otherwise payable. The total salary amount, including the deferral, is listed in the Salary column of the Summary Compensation Table on page 22.

b) This column represents accrued interest on amounts previously deferred under the Executive Officers’ Deferral Plan.

c) This column represents the year-end balance of the account under the Executive Officers’ Deferral Plan.

Agreements with Executive Officers

The Company has employment agreements with Messrs. Hoy, Goodemote, DeMarco and O’Conor and a change-in-control agreement with Mr. Thomas Murphy.

Employment Agreement with Mr. Hoy

Mr. Hoy serves as the Chairman, President and Chief Executive Officer of the Company and its principal subsidiary, Glens Falls National Bank and Trust Company, under a three-year employment agreement which was renewed effective February 1, 2011. The agreement was approved by the Compensation Committee in January 2011 and replaced a similar three-year agreement entered into by the Company with Mr. Hoy in December 2009. Each year the Compensation Committee and the full Board consider and vote upon a proposal to replace the Chief Executive Officer’s existing three-year agreement with a new three-year agreement having similar conditions and benefits. Mr. Hoy is guaranteed his current annual base salary and certain other benefits for the duration of the agreement. Under the agreement, Mr. Hoy is eligible to participate in certain other benefits including medical, dental and life insurance benefits, a bonus plan and equity incentive plans, and various retirement and supplemental retirement plans. In the event that Mr. Hoy is terminated without cause or terminates his own employment for Good Reason, Mr. Hoy will receive a lump-sum payment equal to the greater of (a) his base salary payable during the remaining term of the agreement or (b) one year’s base salary. In the event of a change-in-control of the Company, the Company or Mr. Hoy may elect within 12 months of the change-in-control to terminate Mr. Hoy’s employment as an early retiree, in which event he will receive a termination payment equal to 2.99 times his average annual taxable compensation for the five years preceding the event, subject to downward adjustment to reflect the value of any other “change-in-control” payment or benefits he might receive under other compensatory arrangements then in effect. If Mr. Hoy becomes an early retiree following a change-in-control, Mr. Hoy is eligible to receive medical, dental and life insurance coverage, subject to employee cost sharing, for a period of two years following the change-in-control. Mr. Hoy will not receive any payment under the agreement to the extent such payment constitutes an “excess parachute payment” under the Internal Revenue Code. The agreement contains non-compete and non-solicitation provisions. For a period of two years following the termination of Mr. Hoy’s employment, he is generally precluded from being employed by, operating, or being a director of any bank or insured financial institution which is located in any county in the State of New York in which the Company or its subsidiaries provide financial services, maintain a branch or office or have acted to establish a branch or office. Under the non-solicitation provision, for a period of two years following Mr. Hoy’s termination of employment, he is generally precluded from soliciting customers or clients of the Company or its subsidiaries on behalf of any other financial institution that provide financial services. Mr. Hoy would also be precluded from employing or soliciting any employees of the Company or its subsidiaries on behalf of another corporation or entity. The agreement also contains confidentiality and non-disparagement covenants in favor of the Company.

Employment Agreements with Messrs. Goodemote, DeMarco and O’Conor

Mr. Goodemote serves as the Senior Vice President, Treasurer and Chief Financial Officer of the Company and Mr. DeMarco and Mr. O’Conor are Senior Vice Presidents of the Company. Effective February 1, 2011, each of these Executive Officers entered into a two-year employment agreement which replaced a similar prior agreement signed in December 2009. The Compensation Committee and the full Board will consider and vote each year upon a proposal to replace these agreements with new two-year agreements having similar conditions and benefits. Under these agreements, the Executive receives an annual base salary and is eligible to participate in certain other benefits including medical, dental and life insurance benefits, a bonus plan and equity incentive plans, and various retirement and supplemental retirement plans. In the event that the Executive is terminated without cause or the Executive terminates his own employment for Good Reason, the Executive will receive a lump-sum payment equal to the greater of (a) his base salary payable during the remaining term of the agreement or (b) one year’s base salary. In the event of a change-in-control of the Company, the Company or the Executive may elect within twelve months of the change-in-control to terminate the Executive’s employment as an early retiree, in which event the Executive will receive a termination payment equal to 2.0 times his average annual taxable compensation for the five years preceding the event subject to downward adjustment to reflect any other “change-in-control” payment or benefits he might receive under other compensatory arrangements then in effect. If the Executive becomes an early retiree following a change-in-control, the Executive is eligible to receive medical, dental and life insurance coverage that is generally equivalent to the coverage then held, subject to employee cost sharing, for a period of two years following the change-in-control. The Executive will not receive any payment under the agreement to the extent such payment constitutes an “excess parachute payment” under the Internal Revenue Code. The agreements include non-compete and non-solicitation provisions. For a period of two years following the termination of the Executive’s employment, he is generally precluded from being employed by, operating, or being a director of any bank or insured financial institution which is located in any county in the State of New York in which the Company or its subsidiaries provide financial services, maintain a branch or office or have acted to establish a branch or office. Under the non-solicitation provision, for a period of two years following the Executive’s termination of employment, he is generally precluded from soliciting customers or clients of the Company or its subsidiaries on behalf of any financial institutions that provide financial services. The Executive would also be precluded from employing or soliciting any employees of the Company or its subsidiaries on behalf of another corporation or entity. The agreements also include confidentiality and non-disparagement covenants in favor of the Company.

Change-in-Control Agreement with Mr. Thomas Murphy

We have entered into a one-year change-in-control agreement with Mr. Thomas Murphy, Vice President and Corporate Secretary of the Company, effective February 1, 2011. This agreement specifies that in the event of a change-in-control of the Company and a termination of employment by the Company or by Mr. Murphy upon certain “good reason” circumstances, Mr. Murphy will receive cash payments equal to one year’s base salary, plus medical, dental and life insurance coverage for a period of one year that is generally equivalent to the coverage then held by him, subject to employee cost sharing.

Potential Payments to Executive Officers Upon Termination or Change-In-Control

Voluntary Termination or Early Retirement

As noted in the previous section, Messrs. Hoy, Goodemote, DeMarco and O’Conor each have rights pursuant to an employment agreement with our Company which governs various termination scenarios and Mr. Thomas Murphy has rights pursuant to a change-in-control agreement. Absent a “change-in-control,” the voluntary termination or early retirement of an Executive Officer would generally not result in any enhanced retirement benefits beyond the benefits described in “Pension Plans” on page 26, and as indicated in the tables on pages 30-32. Eligibility for regular Company termination or retirement payments is determined in a manner consistent with all employees of the Company under applicable Company plans and polices.

Termination for Cause

In the event of a termination for cause, Executive Officers would not receive cash severance payments or enhanced retirement benefits beyond the benefits described in “Pension Plans” on page 26, and as indicated in the tables on pages 30-32. Eligibility for regular Company termination or retirement payments is determined in a manner consistent with all employees of the Company under applicable Company plans and polices.

Death or Disability

In the event of a death or disability, Executive Officers would generally not receive cash severance payments or enhanced retirement benefits beyond the benefits described in “Pension Plans” on page 26, and as indicated in the tables on pages 30-32. Eligibility for regular Company termination or retirement payments is determined in a manner consistent with all employees of the Company under applicable Company plans and polices. There is one exception for Officers of the Company who received a stock option award more than one year prior to their death or disability. Under our standard stock option award agreements, the death or permanent disability of the award recipient normally will result in acceleration of vesting for outstanding unvested options.

Termination Other than for Cause

If there is a termination other than for cause, each of Messrs. Hoy, Goodemote, DeMarco and O’Conor are entitled to a lump-sum payment equal to the greater of the amount of (a) his base salary payable during the remaining term of the agreement or (b) one year’s base salary, assuming no prior change-in-control. The tables on pages 30 and 31 below show the estimated payout for these Executive Officers had they been terminated other than for cause as of December 31, 2010. The Company does not have a formal written severance plan for employees or executives that are terminated other than for cause. Therefore, none of the Named Executive Officers would be entitled to any additional severance payments if terminated other than for cause. In the past, the Company has, from time-to-time at the discretion of the Board of Directors or its Compensation Committee, awarded severance payments to Executive Officers in differing amounts, determined on a case-by-case basis.

Termination in Connection with a Change-in-Control

As noted above, the Company has entered into employment agreements with Messrs. Hoy, Goodemote, DeMarco and O’Conor and a change-in-control agreement with Mr. Thomas Murphy and these agreements require certain payments to be made by the Company to the Executive if his employment is terminated or he voluntarily terminates his employment following a change-in-control of the Company. The amounts that would have been payable to each such Executive had his employment terminated on December 31, 2010, following a change-in-control are identified in the tables on pages 30-32. In addition, all of the outstanding options granted to Named Executive Officers, to the extent not fully vested, would vest immediately, regardless of whether such person was terminated. Termination of any of the Named Executive Officers following a change-in-control would generally not result in enhanced retirement benefits beyond the benefits described in the section entitled “Pension Plans” on page 26 of this Proxy Statement. Eligibility for other payments would be determined in a manner consistent with all employees of the Company under applicable Company plans and polices.

A “change-in-control” of the Company is defined in the employment agreements with Messrs. Hoy, Goodemote, DeMarco and O’Conor and the change-in-control agreement with Mr. Murphy as follows: (i) the acquisition by one person, or more than one person acting as a group, of ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; (ii) the acquisition by one person, or more than one person acting as a group, of ownership of stock of the Company that, together with stock of the Company acquired during the twelve-month period ending on the date of the most recent acquisition by such person or group, constitutes 30% or more of the total voting power of the stock of the Company; (iii) a majority of the members of our Board of Directors are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of our Board before the date of the appointment or election; or (iv) one person, or more than one person acting as a group, acquires, or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person or group, assets from the Company that have a total gross fair market value, determined without regard to any liabilities associated with such assets, equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.

Termination for Good Reason

Messrs. Hoy, Goodemote, DeMarco and O’Conor each has a provision in his employment agreement that provides for payments to him if he were to voluntarily terminate his employment for “Good Reason.” Good Reason is defined as (i) the annual non-renewal of the employment agreement by the Company; (ii) a material diminution in title, authority, duties, or responsibilities; (iii) a required relocation more than 100 miles from the employee’s existing base location of employment; or (iv) a material breach by the Company. The amount due to the Executive Officer if he terminated his employment with Good Reason is a lump-sum payment equal to the greater of the amount of (a) his base salary payable during the remaining term of the agreement or (b) one year’s base salary.

Potential Payments to Executive Officers Upon Termination or Change-In-Control Table

The tables below show the estimated payouts to each of the Named Executive Officers upon various termination of employment scenarios assuming the triggering change-in-control event occurred and the Named Executive Officer’s employment terminated on December 31, 2010 and that the value of the Company’s common stock was $27.51, the closing price of our common stock that day. There are three tables, one for Mr. Hoy, one for Messrs. Goodemote, DeMarco and O’Conor, and one for Mr. Thomas Murphy. Each table illustrates the potential payments and benefits to be paid to that Executive under the termination events noted.

Potential Post-Employment Payments as of December 31, 2010 for Mr. Hoy Table

Name and Principal Position	Type of Payment	Involuntary Termination Without Cause or Voluntary Termination with Good Reason	Change-in-Control (a)	Retirement	Death or Disability
Thomas L. HoyChairman, President & Chief Executive Officer	Cash Compensation	$ 800,000 (b)	$ 1,969,770	-	-
	Stock Options (c)	-	$ 95,219	-	$ 95,219
	SERP – Pension & ESOP (d)	$ 1,653,813	$ 1,653,813	$ 1,653,813	$ 1,653,813
	Health and Welfare Benefits (e)	-	$ 31,708	-	-
	Total	$ 2,453,813	$ 3,750,510	$ 1,653,813	$ 1,749,032

(a)

Mr. Hoy will receive an amount payable in installments or, in the event of unforeseeable emergency, in a lump-sum (i.e., $2,064,989), equal to 2.99 times his average annual taxable compensation for the five years preceding the event, adjusted downward to reflect any other “change-in-control” payment or benefits he might receive under other compensatory arrangements then in effect which would include a downward adjustment as a result of accelerated vesting of stock options (i.e., $95,219). His agreement further provides that under no circumstances will Mr. Hoy receive any payment under the employment agreement if such payment would constitute an “excess parachute payment” under the tax laws.

(b)

Mr. Hoy will receive a lump-sum payment equal to the greater of the amount of (a) his base salary payable during the remaining term of the agreement or (b) one year’s base salary.

(c)

Reflects accelerated vesting of stock options.

(d)

Represents $1,426,274 for pension, which is payable in the form of an annuity, and $227,539 for ESOP, which is payable in a lump-sum.

(e)

This amount represents the projected cost for continued premium payments for 24 months of group term, executive and special life insurance and dental coverage. Mr. Hoy does not currently participate in the Company’s medical program.

Potential Post-Employment Payments as of December 31, 2010 for Messrs. Goodemote, DeMarco and O’Conor Table

Name and Principal Position	Type of Payment	Involuntary Termination Without Cause or Voluntary Termination with Good Reason	Change-in-Control (a)	Retirement	Death or Disability
Terry R. Goodemote, CPASenior Vice President, Treasurer & Chief Financial Officer	Cash Compensation	$ 170,000 (b)	$ 245,898	-	-
	Stock Options (c)	-	$ 27,979	-	$ 27,979
	SERP – Pension	-	-	-	-
	Health and Welfare Benefits (e)	-	$ 31,249	-	-
	Total	$ 170,000	$ 305,126	-	$ 27,979
David S. DeMarcoSenior Vice President	Cash Compensation	$ 170,000 (b)	$ 321,607	-	-
	Stock Options (c)	-	$ 27,979	-	$ 27,979
	SERP – Pension	-	-	-	-
	Health and Welfare Benefits (e)	-	$ 31,241	-	-
	Total	$ 170,000	$ 380,827	-	$ 27,979
Raymond F. O’ConorSenior Vice President	Cash Compensation	$ 170,000 (b)	$ 485,491	-	-
	Stock Options (c)	-	$ 27,979	-	$ 27,979
	SERP – Pension (d)	$ 34,201	$ 34,201	$ 34,201	$ 34,201
	Health and Welfare Benefits (e)	-	$ 31,636	-	-
	Total	$ 204,201	$ 579,307	$ 34,201	$ 62,180

(a)

Messrs. Goodemote, DeMarco and O’Conor will each receive an amount payable in installments or, in the event of unforeseeable emergency, in a lump-sum, equal to two times their average annual taxable compensation for the five years preceding the event, adjusted downward to reflect any other “change-in-control” payment or benefits they might receive under other compensatory arrangements then in effect which would also include a downward adjustment as a result of accelerated vesting of stock options. For Mr. Goodemote, the lump-sum amount (i.e., $273,877) is reflective of a downward adjustment (i.e., $27,979) as a result of accelerated vesting of stock options. For Mr. DeMarco, the lump-sum amount (i.e., $349,586) is reflective of a downward adjustment (i.e., $27,979) as a result of accelerated vesting of stock options. For Mr. O’Conor, the lump-sum amount (i.e., $513,470) is reflective of a downward adjustment (i.e., $27,979) as a result of accelerated vesting of stock options. Their agreements further provide that under no circumstances will Messrs. Goodemote, DeMarco or O’Conor receive any payments under the employment agreement if such payments would constitute an “excess parachute payment” under the tax laws.

(b)

Messrs. Goodemote, DeMarco and O’Conor will each receive a lump-sum payment equal to the greater of the amount of (a) their respective base salaries payable during the remaining term of the agreement or (b) one year’s base salary.

(c)

Reflects accelerated vesting of stock options.

(d)

For Mr. O’Conor, the $34,201 SERP – Pension is payable in the form of an annuity. Mr. O’Conor does not currently participate in the ESOP SERP.

(e)

These amounts represent the projected cost for 24 months of medical and dental insurance coverage under the Company’s fully insured medical and self insured dental plans assuming continued cost sharing by the Named Executive Officer; plus continued premium payments for 24 months of term life insurance policies.

Potential Post-Employment Payments as of December 31, 2010 for Mr. Thomas Murphy Table

Type of Payment	Change-in-Control	Death or Disability
Cash Compensation	$ 135,000	-
Stock Options (a)	$ 11,827	$ 11,827
Health & Welfare Benefits (b)	$ 14,623	-
Total	$ 161,450	$ 11,827

(a)

Reflects accelerated vesting of stock options.

(b)

These amounts represent the projected cost for 12 months of medical and dental insurance coverage under the Company’s fully insured medical and self insured dental plans assuming continued cost sharing by Mr. Murphy, plus continued premium payments for 12 months of term life insurance policies.

Voting Item 2 – Approval of the Arrow Financial Corporation 2011 Employee Stock Purchase Plan

On February 28, 2011, the Board of Directors approved the Arrow Financial Corporation 2011 Employee Stock Purchase Plan (the “2011 ESPP” or the “Plan”) and reserved 200,000 shares of the Company’s common stock for issuance thereunder. The 2011 ESPP will become effective upon approval by the Company’s shareholders.

Summary of the 2011 ESPP. The principal features of the 2011 ESPP are summarized below. The summary does not purport to be a complete description of all of the provisions of the Plan. For a copy of the full text of the 2011 ESPP, please send a written request to our Corporate Secretary, Arrow Financial Corporation, 250 Glen Street, Glens Falls, NY 12801, or call (518) 745-1000, Ext. 526 or send an email to corporatesecretary@arrowbank.com.

General. The 2011 ESPP is the successor to the Company’s 2000 Employee Stock Purchase Plan (the “2000 Plan”). It will operate in substantially the same way that the 2000 Plan now operates.  Essentially, the same people are permitted to participate (regular Company employees, Directors and advisory directors of the Company and its subsidiaries, and certain retirees), and the terms upon which they participate in the 2011 Plan will be substantially similar to the terms governing participation under the 2000 Plan. Amounts contributed by participants are then invested in shares of our Common Stock, acquired from the Company, generally at a modest discount (presently 5%) from the current market price of our common stock.

Purpose.

 The primary purpose of the 2011 ESPP is to provide our regular employees, Directors and advisory directors with an incentive to work for the continued success of the Company by encouraging them to acquire the Company’s stock.

Administration. The 2011 ESPP will be administered by the Compensation Committee of our Board of Directors. As administrator, the Committee will have full power to interpret the Plan and its decisions will be final and binding.

Shares Eligible for Purchase. 200,000 shares of our Common Stock are authorized for purchase under the 2011 Plan, subject to adjustment in the event of certain subsequent changes in the number of outstanding shares, e.g., stock splits, stock dividends, etc.  All shares will be purchased from the Company and will consist of authorized but unissued shares or shares held in the treasury of the Company.

Participation. The following categories of persons are eligible to participate in the 2011 ESPP: (1) all regular employees of the Company and its subsidiaries who are 18 years of age or older; (2) all Directors of the Company and its subsidiaries; (3) all members of the regional and community development boards of the Company and its subsidiaries; and (4) certain retiring employees and directors who are participating in the Plan when they retire (as defined in the Plan). As of March 15, 2011, approximately 497 regular employees, 20 Directors, and 57 advisory directors were eligible to participate in the 2011 ESPP.

Contributions. Participants contribute regular amounts to the Plan, through payroll withholdings (employees) or regular withdrawals from their deposit accounts or fees payable to them (other participants). There are limits on contributions, as determined from time to time by the Compensation Committee.

Purchase Price; Investment in Shares. As administrator, the Compensation Committee determines from time to time the purchase price for shares of our stock purchased under the Plan, including the discount from current market price that may apply from time to time. The maximum discount for purchases under the 2011 Plan is 5%.  If  the discounted price applies to only a limited amount of a participants’ periodic contributions, purchases over that limit are effected at 100% of the current market price of our stock (i.e., on a non-discounted basis). Contributions are accumulated each month by the administrator or its agent for all of the participants and invested in shares acquired from the Company at the appropriate purchase price or prices. Acquired shares are held in Plan accounts for the participants until distributed or sold at their request into the market.

Amendment or Termination of the Plan. The Board in its sole discretion may amend or terminate the Plan at any time. No such amendment or termination may adversely affect the rights or interests of existing participants with respect to the shares then held in their accounts. If any amendment of the Plan requires shareholder approval under applicable law, the amendment will not be effective unless and until such approval is received. The 2011 ESPP will continue for a period of ten years from the effective date unless earlier terminated.

New Plan Benefits. Because benefits under the 2011 ESPP will depend on the extent to which eligible persons elect to participate and the fair market value of our stock at various future dates, it is not possible to determine the benefits that will be received by our Directors, advisory directors, Executive Officers or other employees under the Plan if it is approved by the shareholders.

Tax Consequences to Participants. Generally, participants in the Plan will be required to recognize and report, as income, the amount by which the purchase price for shares purchased on their behalf under the Plan is less than the market price for those shares on the date of each purchase. The tax basis of shares purchased for a participant will be equal to the purchase price paid for such shares plus the amount of income recognized by the participant in connection with the purchase. The holding period for shares purchased for a participant will begin on the date the administrator purchases the shares and enters them in the participant’s account.

Upon any resale by an accountholder or by the administrator on behalf of an accountholder of shares acquired for the holder’s account through the Plan, any gain or loss realized by the holder will be treated as gain or loss in connection with the sale or exchange of a capital asset. Generally, long term capital gain (i.e., gain recognized on assets that have been held by a taxpayer for at least one year) is taxed at a lower tax rate than ordinary income.

Tax Consequences to the Company. To the extent a participant recognizes income in connection with a purchase of shares under the Plan at a discounted purchase price, the Company will be entitled to a corresponding deduction for federal income tax purposes if the Company satisfies applicable income tax withholding requirements with respect to such income.

Required Vote: The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and voting on this proposal will be required for approval of the 2011 ESPP.  A proxy or ballot marked “ABSTAIN” will not have the same effect as a vote “AGAINST” such item. A proxy or ballot marked “AGAINST” is an actual vote against such matter. Therefore, a vote “AGAINST” this proposal makes it harder to achieve shareholder approval than a vote to “ABSTAIN”.

Vote Recommendation:

Your Board of Directors recommends that you vote “For” the approval of the Arrow Financial Corporation 2011 Employee Stock Purchase Plan.

Voting Items 3 & 4 – Advisory Resolutions on Executive Compensation

In accordance with recently enacted federal legislation, the Company is including the following two items in this year’s Proxy Statement for shareholder vote at the 2011 Annual Meeting:

1.

The first item is an advisory resolution relating to the Company’s executive compensation as described in the Compensation Discussion and Analysis beginning on page 11 of this Proxy Statement. This item is generally referred to as the “say on pay” vote.

2.

The second item is an advisory resolution regarding how frequently shareholders will be allowed to vote on our Company’s executive compensation. Shareholders have a choice between “one-year, two-years, three-years, or abstain” from this shareholder advisory vote. This is generally referred to as the “say on pay frequency” vote.

Because these are advisory resolutions, the Company is not required to take any action as a result of either vote. However, the Compensation Committee will be asked to review the results of these votes to determine if any additional action is required and will carefully consider the results of these votes as part of its regular review and recommendations regarding executive compensation.

Voting Item 3 – Say on pay

We encourage our shareholders to review the Compensation Discussion and Analysis beginning on page 11 of this Proxy Statement and the executive compensation information that follows. As noted in those pages, the Company takes a conservative and consistent approach to its executive compensation program. We believe that our compensation program ties executive compensation in an appropriate way to corporate and individual performance, in order to drive Company growth and shareholder value. We believe that our compensation programs, in total, use responsible and reasonable methods to motivate, retain and reward our Named Executive Officers. This approach helps the Company promote long-term profitability within acceptable risk parameters. This balance is evident throughout our compensation practices which are fully described in the Compensation Discussion and Analysis section of this Proxy Statement. Certain of these practices are highlighted below:

▪

Total executive compensation is conservative as compared to industry standards and our peer group.

▪

Our annual bonus plan is a discretionary program based on a comprehensive quantity and quality-based assessment of both the Company’s and the individual executive’s performance. In past years of less than stellar performance, individually or Company-wide, bonuses were not awarded.

▪

The annual bonus is based on goals that are reviewed and updated yearly and are set to encourage long-term profitability within accepted conservative risk parameters.

▪

Long-term based incentives, historically the award of options, recognize and encourage an alignment with the goals of our shareholders, and provide for ratable vesting over a four-year period.

▪

Our stock option awards, even at the highest executive level, are modest. Stock options only have value if the Company's stock price increases.

▪

Stock options are determined based on the closing price of the Company’s stock on the day of grant.

▪

The 2008 Long-Term Incentive Plan under which our stock options are granted does not permit “backdating” or “reloading” of option grants. Repricing of our stock option grants is not permitted without shareholder approval.

▪

Ownership guidelines require our Executive Officers to own specific amounts of our stock based on their annual salary.

▪

We have no tax gross-up plans for our Executive Officers.

▪

We have no “golden parachutes” for our Executive Officers; our top change-in-control payment is capped so as to prevent the triggering of higher taxes on the Company.

For these reasons, we believe our executive compensation program is well-designed, appropriately aligns executive pay with Company performance, and attracts, motivates and retains individuals whose interests are aligned with our shareholders.

You have the opportunity to vote “FOR,” “AGAINST” or “ABSTAIN” on the following advisory resolution relating to compensation of our Named Executive Officers:

“Resolved, that the shareholders advise that they approve the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in this Proxy Statement.”

This vote is not intended to address a specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices as described in this Proxy Statement.

Required Vote.  The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the meeting and voting on the proposal will be considered approval by the shareholders of this advisory resolution on executive compensation. A proxy or ballot marked “ABSTAIN” reduces the total of shares voted on this issue, which will make approval easier. A proxy or ballot marked “AGAINST” is an actual vote against such matter. Therefore, a vote “AGAINST” this proposal makes it harder to achieve shareholder approval than a vote to “ABSTAIN.”

Vote Recommendation:

Your Board of Directors recommends that you vote “For” the approval of the Company’s executive compensation.

Voting Item 4 – Say on pay frequency

As noted above, shareholders have the opportunity to vote at the 2011 Annual Meeting on an advisory resolution regarding how frequently shareholders will be allowed to vote in the future on an advisory approval of the Company’s compensation of its Named Executive Officers. The choice presented to shareholders in this proposal Item 4, is to have a say on executive compensation every one-year, every two-years, or every three-years, or to abstain from this advisory vote.

The Board of Directors has determined that an advisory vote on executive compensation every three years is the best approach for the Company based on a number of considerations, including the following:

•

Company performance should be evaluated by shareholders using a long-term approach. Our compensation program emphasizes long-term goals and our Compensation Committee, in considering executive performance, also gives great weight to long-term results, including growth and business trends.

•

An annual advisory vote may lead to an over-emphasis on short-term developments, good and bad, that does not encourage the shareholders to engage in the long-term structure analysis that we believe appropriate.

•

The Board believes that a three-year schedule permits shareholders sufficient time to review and draw conclusions on significant executive compensation issues and trends, reducing the potential for rapid and extreme reactions based on short-term developments and results.

•

A three-year schedule would provide investors sufficient time to evaluate the effectiveness of both short- and long-term compensation strategies and related business outcomes of the Company.

•

Shareholders have the opportunity, and have taken the opportunity, to communicate with us throughout the year on their concerns, including concerns regarding executive compensation. We will continue to offer our shareholders that opportunity. The formality of a vote on our compensation practices every year should not be necessary.

You have the opportunity to vote “Every one-year,” “Every two-years,” “Every three-years” or “Abstain” on the following advisory resolution relating to frequency of a shareholder advisory vote on the compensation of our Named Executive Officers:

“Resolved, that the shareholders of the Company advise that an advisory resolution with respect to executive compensation should be presented every one, two or three years as reflected by their votes for each of these alternatives in connection with this resolution.”

Required Vote.  The choice receiving the most votes will be considered the shareholder recommendation to the Company.   A proxy or ballot marked “ABSTAIN” reduces the total of shares voted on this issue, which will make approval easier. Generally a vote to “ABSTAIN” on Item 4 will have no effect on the outcome of the vote on Item 4, compared to a vote for any of the other three choices, any of which will have an effect on the outcome of the vote.

Vote Recommendation:

Your Board of Directors recommends that you vote for a “ three-year ” frequency for the Say on Pay Frequency shareholder advisory vote.

Director Compensation

The Compensation Committee makes recommendations to the full Board of Directors regarding Directors’ compensation for their services on the Board of Directors and on Board Committees. The full Board, however, is ultimately responsible for determining the Directors’ compensation. Directors are compensated using cash, Company common stock and grants of stock options under the LTIP, as determined by the full Board. Mr. Hoy is compensated as an Executive Officer of the Company and receives no compensation for serving as a Director of the Company or its subsidiaries.

Annual Retainer and Meeting Fees

The following table sets forth the dollar amount of directors’ fees paid (in cash or shares of the Company’s common stock) to our directors in 2010, for service on the Board of Directors of the Company or either of its subsidiary banks or the Committees of such Boards. The schedule was approved by the Company’s Board of Directors at its meeting in January 2010.

	Arrow Financial Corporation	Subsidiary Banks
Director Annual Retainer – Cash	$ 7,000	$ 4,000
Director Annual Retainer – Stock	$ 8,500	$ 4,000
Total Director Annual Retainer	$ 15,500	$ 8,000

Attendance Fee – Board Meetings	$ 600	$ 400
Attendance Fee – Committee Meetings	$ 500	$ 350

The shares of common stock issuable to our non-Management directors as a part of their annual retainer are fully vested and transferrable at distribution. The number of shares issued as such is determined by using the market value of our common stock on the date of distribution.  Directors do not receive separate retainers for service on Committees of the Company’s Board, except that the Chair of the Company’s Audit Committee receives an additional $5,000 annual cash retainer and the Chairs of the Company’s Compensation Committee and Governance Committee each receive an additional $3,000 annual cash retainer.

Directors do not receive separate retainers for service on Committees of the Boards of the subsidiary banks, except that the Chair of the Trust Committee of Glens Falls National Bank and Trust Company receives a $3,000 annual cash retainer and the Chairs of the Trust Committee and the Audit Committee of Saratoga National Bank and Trust Company each receive a $500 annual cash retainer. There was no retainer paid for non-Chair service on Committees of the Company’s Board or the Boards of the subsidiary banks.

For 2011, each of the annual retainers for serving on the Board of Directors of the Company and its subsidiary banks were increased by $1,000, payable in Company common stock. The retainers for serving as Chair of a Committee and the meeting attendance fees did not change for 2011 for the Company or the subsidiary banks.

Individual Directors of the Company and its subsidiary banks may elect to defer receipt of some or all of the cash fees to a later date of their choosing, subject to certain limits under the plan and applicable law. Under this unfunded plan, amounts deferred are credited to the plan account of that Director, which amounts earn interest from time-to-time at a rate equal to the highest rate being paid on individual retirement accounts by the Company’s principal subsidiary, Glens Falls National Bank and Trust Company. Distributions under the plan are payable in cash, either in a lump-sum or in annual installments as the participant may choose. During 2010, two Directors of the Company elected to defer fees under the plan. See the Directors Compensation Table below for additional details.

Stock Options

An annual grant of options to our non-Management Directors is made by the Board upon recommendation of the Compensation Committee. Stock options only provide value to the holder if the Company’s stock price increases. We believe that this form of incentive aligns our Directors’ interests with those of our shareholders. Each year, the non-Management Directors may receive options to acquire a number of shares of the Company’s common stock, up to a maximum of 1,000 shares per year, based on the percentage of meetings of the Board and its committees, of which such Director is a member, attended by the Director that year. In 2009 and 2010, these options were granted under the LTIP and vest ratably over a four-year period, which reinforces the long-term nature of the grant. The exercise price for stock subject to these option is the fair market value on the date of grant, determined based on the closing price of the Company’s common stock on such date. The value of this year’s options is included in column (b) of the Director Compensation Table below.

Ownership Guidelines

In order to better align the interests of our Directors with the interests of our shareholders, the Company recently adopted stock ownership requirements for our Directors. Under our Stock Ownership Guidelines, the Directors of the Company are required to own a number of shares of the Company’s stock based on a multiple of five times the Directors’ annual retainer. Until the required ownership is attained, restrictions are placed on the ability to sell shares of the Company’s common stock obtained through the exercise of stock-option awards. This ownership requirement will be measured by the Compensation Committee at its June meeting each year, using holdings as of December 31st of the previous year. Common shares owned outright or shares held through Company plans are currently counted toward the stock ownership requirement. Conversely, unexercised stock options do not count towards the stock ownership requirement. Individuals will have five-years from appointment as a Director to meet these requirements.

Directors Compensation Table

The following Director Compensation Table summarizes all compensation paid by the Company and its subsidiary banks to the non-Management Directors of the Company for the fiscal year ended December 31, 2010. As an Executive Officer of the Company, Mr. Hoy does not receive Director compensation although he is entitled to reimbursement of any expenses he incurs in connection with his service as a Director of the Company.  Mr. Hoy’s compensation as our President and Chief Executive Officer is reported in the Summary Compensation Table on page 22.

Name of Director	Fees Earned or Paid in Cash	Stock Awards (a)	Option Awards (b)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Herbert O. Carpenter	$ 24,650	$ 12,500	$ 6,620	-	-	$ 43,770
John J. Carusone, Jr.	$ 29,750	$ 12,500	$ 6,620	-	-	$ 48,870
Michael B. Clarke	$ 30,500	$ 12,500	$ 6,620	-	-	$ 49,620
Gary C. Dake	$ 25,950	$ 12,500	$ 6,620	-	-	$ 45,070
Mary-Elizabeth T. FitzGerald	$ 27,200	$ 12,500	$ 6,620	-	$ 1,116 (e)	$ 47,436
David G. Kruczlnicki	$ 30,300 (c)	$ 12,500	$ 6,620	-	$ 3,962 (e)	$ 53,382
Elizabeth O’C. Little	$ 25,800	$ 12,500	$ 6,620	-	-	$ 44,920
David L. Moynehan	$ 26,800	$ 12,500	$ 6,620	-	-	$ 45,920
John J. Murphy	$ 23,800	$ 12,500	$ 6,620	-	$ 25,000 (f)	$ 67,920
Richard J. Reisman	$ 25,300 (d)	$ 12,500	$ 6,620	-	$ 4,796 (e)	$ 49,216

(a)

Represents a total of $8,500 as the annual retainer for services as a Company Director and $4,000 as the annual retainer for services as a Director of one of the Company’s subsidiary banks, awarded in the form of shares of the Company’s common stock, valued at the market price of such shares on the date of distribution. Stock is valued in accordance with FASB ASC TOPIC 718. These shares were distributed to all non-Management Directors in 2 installments: 2,404.771 shares at a share price of $25.99 on May 27, 2010 and 2,282.688 shares at a share price of $27.38 on November 18, 2010.

(b)

Stock options are valued in accordance with FASB ASC TOPIC 718.  Stock options were awarded on January 27, 2010 at an exercise price of $24.58, the closing price of our common stock on the date of grant. Options vest ratably over a period of four years following the date of grant.

(c)

Of the total included in the Fees Earned or Paid in Cash column, Mr. Kruczlnicki deferred $15,150 of such amount under the Directors Deferred Compensation Plan.

(d)

Of the total included in the Fees Earned or Paid in Cash column, Mr. Reisman deferred $25,300 of such amount under the Directors Deferred Compensation Plan.

(e)

This represents interest earned during 2010 on the principal balance in the Director’s account under the Directors Deferred Compensation Plan.

(f)

This represents consulting fees earned and paid under his consulting agreement. See “Mr. John Murphy Consulting Agreement” below.

Mr. John Murphy Consulting Agreement

Mr. John Murphy was Executive Vice President, Treasurer and Chief Financial Officer of the Company upon his retirement on December 31, 2006. At that time, we entered into a three-year consulting agreement with Mr. Murphy, which was renewed for an additional year in December 2009. Under the agreement, Mr. Murphy renders advice on financial and general corporate matters, as requested of him by Senior Management. Through 2010, the minimum time commitment expected from Mr. Murphy under the agreement was not less than 375 hours on an annualized basis, with services to be rendered as and when needed, and his annual retainer for such services was $25,000. Mr. Murphy was also entitled to reasonable expense reimbursement and is entitled to indemnification coverage from the Company. The existing consulting agreement was replaced with a new four-year consulting agreement pursuant to which Mr. Murphy will continue to provide consulting services to the Company which shall be meaningful and appropriate under the circumstances, as requested by Senior Management, in exchange for an annual payment of $20,000 for fiscal year 2011 and decreasing in amount over the four-year term. During the period under the agreement, any outstanding stock options granted to Mr. Murphy under the Company’s Long-Term Incentive Plans during his employment will continue to be exercisable in accordance with the terms of the awards.

Related Party Transactions

Review of Related Party Transactions

Under the Company’s Statement of Policy with respect to Related Parties Transactions, the Audit Committee or the Board of Directors itself must approve transactions or relationships between the Company and its related parties, including Directors and Officers, that involve an aggregate dollar amount of goods, services or payments in excess of $120,000 or that would otherwise likely require disclosure to shareholders in a future Proxy Statement. Loans from our subsidiary banks to our Directors and Officers, or their families and controlled businesses and other related parties are generally exempt from Audit Committee pre-approval under the Policy, due to the limited size of such loans and the fact that many, if not all, such loans are already subject to Board preapproval under the federal banking agencies’ Regulation O. The term “related party” includes the Company’s Directors and Executive Officers, members of their immediate families and the corporations, organizations, trusts and estates with which these individuals are associated.

Transactions with Related Parties

During 2010, several of our related parties had outstanding loans from one or both of our subsidiary banks in amounts of $120,000 or more. All of these loans were made in the ordinary course of business of the bank, on the bank’s standard terms and conditions and did not involve more than normal risk of collectability or present any other preferential features. As of December 31, 2010, none of these loans was classified by the Company as a non-accrual, past due, restructured or a potential problem loan.

During 2010, the Company’s subsidiary banks leased space from Stewart’s Shops Corp. (“Stewart’s”), which is a privately-owned company operating a regional chain of convenience stores. Director Dake is President of Stewart’s. The Company has established four bank branching offices (two for each subsidiary bank) in four different Stewart’s convenience stores under multi-year leases with Stewart’s. The first Glens Falls National Bank and Trust Company branch lease has an original duration of 20 years, expiring in 2019, with a renewal option for two additional ten-year terms. The second Glens Falls National Bank and Trust Company branch lease has an original duration of 10 years, expiring in 2020, with a renewal option for three additional five-year terms. The leases for the two Saratoga National Bank and Trust Company branches each have an original duration of 10 years, expiring in 2015 and 2017, each with renewal options for two additional five-year terms. The Company paid rent and incidental expenses to Stewart’s on the four offices in the total approximate amount of $165,000 during 2010. These branches are high-traffic locations and the lease arrangements benefit both companies. In connection with the approval by the Board of Directors of the leases, the Board determined that the terms of the leases were, in its opinion, no less favorable than could be obtained from a non-related party in an arms-length transaction.

Audit Committee Report

Each member of the Audit Committee qualifies as independent both under NASDAQ’s® standards for independent directors and under the SEC’s more rigorous standards for independent Audit Committee members. See “Corporate Governance” on page five. The Audit Committee assists the Board in fulfilling its oversight role relating to the Company's financial statements and the financial reporting process, including the system of disclosure controls and Company’s internal controls and procedures. Its duties include reviewing the independent registered public accounting firm's qualifications and independence, the performance of the independent registered public accounting firm and the Company’s internal audit function. The duties of the Audit Committee are set forth in the Audit Committee Charter, which the Board has adopted and reviews annually. A copy of the current charter of the Audit Committee is available on our website at www.arrowfinancial.com under the link “Corporate Governance.”

Management has the responsibility for preparing the Company’s consolidated financial statements and for assessing the effectiveness of its internal controls over financial reporting. The independent registered public accounting firm, KPMG LLP, has the responsibility for auditing these consolidated financial statements. The independent registered public accounting firm reports directly to the Audit Committee, which meets with the auditor on a regular basis. The Audit Committee has reviewed and discussed with Management and with KPMG LLP, the Company's independent registered public accounting firm, the Company’s audited consolidated financial statements as of and for the year ended December 31, 2010. The Audit Committee has also discussed with Management its assertion on the design and effectiveness of the Company's internal control over financial reporting as of December 31, 2010. The Audit Committee also has discussed with KPMG LLP the matters required to be discussed by professional standards. Based upon the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of Arrow Financial Corporation and its subsidiaries and Management's assertion on the design and effectiveness of internal control over financial reporting of Arrow Financial Corporation and its subsidiaries be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the Securities and Exchange Commission.

The Audit Committee has approved the engagement of KPMG LLP as independent registered public accounting firm for 2011 and the scope of their 2011 engagement. The Audit Committee has received from KPMG LLP the written disclosures and the letter required by professional standards relating to auditor independence. The Audit Committee has discussed with KPMG LLP the firm's independence and determined that the non-audit services provided to the Company by KPMG LLP are compatible with their independence.

Michael B. Clarke, Chairman

David G. Kruczlnicki

Mary-Elizabeth T. FitzGerald

Richard J. Reisman, D.M.D.

Independent Registered Public Accounting Firm Fees

The following table sets forth the aggregate fees billed to the Company and its subsidiaries for the fiscal years ended December 31, 2010 and 2009 by the Company’s independent registered public accounting firm, KPMG LLP. The Tax Fees in this table represents fees paid to KPMG during the year for tax preparation and consulting purposes:

Categories of Service	2010	2009
Audit Fees	$ 269,500	$ 257,500
Audit-Related Fees	-	-
Tax Fees	$ 76,970	$ 78,130
All Other Fees	-	-
Total Fees	$ 346,470	$ 335,630

Voting Item 5 – Ratification of the Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has selected the independent registered public accounting firm, KPMG LLP, as the Company’s independent registered public accounting firm for our fiscal year ending December 31, 2011. The selection process included a thorough review of their performance in prior years, the quality and expertise of the KPMG management team, their understanding and expertise in the industries in which we operate, the appropriateness of the fees charged and their familiarity with the Company’s internal controls and accounting policies and practices.

Although our By-Laws do not require the submission of the selection of the independent registered public accounting firm to our shareholders for approval, the Board of Directors believes it is appropriate to give shareholders the opportunity to ratify the decision of the Audit Committee. Neither the Audit Committee nor the Board will be bound by the shareholders’ vote at the meeting but may take the shareholders’ vote into account in future determinations regarding the retention of the Company’s independent registered public accounting firm.

Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they so desire, and are expected to be available to respond to appropriate questions from shareholders.

Ratification of the selection of the independent registered public accounting firm will require the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the meeting and voting on this proposal.

Vote Recommendation:

Your Board of Directors recommends that you vote “For” the ratification of the independent registered public accounting firm, KPMG LLP, as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011.

Additional Information – Voting Issues

Who is entitled to vote?

We have one class of stock outstanding, common stock, $1 par value per share. At the close of business on our record date of March 1, 2011, there were 11,723,224 shares outstanding. The holders of these shares are our shareholders of record and will be entitled to vote at the 2011 Annual Meeting or any adjournment or postponement thereof. Each of these shareholders will receive notice of the Annual Meeting and instructions on how to vote their shares. Each share outstanding on the record date is entitled to one vote. Shares held in treasury by the Company are not eligible to vote and do not count toward a quorum.

What are “broker non-votes” and how are they voted at the2011 Annual Meeting?

Shares of our common stock can be held in certificated form, by “book entry” at our Transfer Agent, American Stock Transfer & Trust Company, LLC, or in “street name” at a broker. When shares are held in street name, the broker will solicit your vote and provide us with the results of the vote for all of the Company shares that it holds. On “routine” matters, if an owner of shares does not provide the broker with voting instructions, the broker has the right to vote these shares in its own discretion. However, a broker is not allowed to exercise its discretion on voting shares held in street name on any “non-routine” matter. These shares that cannot be voted by the broker without express instructions from the owner are referred to as “broker non-votes.”

This year, the only matter that will be considered a routine matter is Item 5, the ratification of the Company’s independent registered public accounting firm. The other four matters, Item 1, the Election of Directors, Item 2, Approval of the 2011 Employee Stock Purchase Plan, Item 3, Advisory Vote on Executive Compensation and Item 4, Advisory Vote on Frequency of Say on Pay Vote, are all non-routine matters and cannot be voted by the broker in its discretion. Therefore, if your shares are held at a broker, we urge you to provide your voting instructions to the broker so that your votes may be counted.

How are Plan shares voted?

Shares owned by you in the Arrow Dividend Reinvestment Plan (“DRIP”) on the March 1, 2011 record date will be combined with all other shares owned by you directly on that date and presented to you with voting instructions.

Shares owned by you in the Company’s 2000 Employee Stock Purchase Plan (“2000 ESPP”) on the March 1, 2011 record date will be presented to you for voting on a separate voting form and will be voted in accordance with your instructions.

Shares owned by you in the Company’s Employee Stock Ownership Plan (“ESOP”) on the March 1, 2011 record date will be voted on your behalf by the ESOP Trustee in accordance with voting instructions provided by you. You will receive a separate voting form from the Plan Administrator for this purpose. If you do not provide the Trustee with voting instructions for your ESOP shares, the Trustee will vote your shares in accordance with the “mirror voting” provisions of the ESOP. Under the “mirror voting” provisions, all such shares will be voted in a pro rata manner calculated to most accurately reflect the instructions received from those accountholders who did provide voting instructions to the Trustee.

What constitutes a quorum at the meeting?

There will be a quorum at the Annual Meeting if one-third of the total number of outstanding shares of our common stock are present at the meeting, either in person or represented by proxy. Consistent with applicable state law and our Certificate of Incorporation and Bylaws, we will treat all shares present in person or represented by proxy at the meeting, including so-called “broker non-votes”, as shares present or represented by proxy for purposes of determining the meeting quorum. Shares held in treasury by the Company are not deemed outstanding and thus are ignored for purposes of calculating the quorum.

How many votes are required for approval of the various items on the agenda?

Item 1 - Election of Directors .. The first item on the agenda is the election of three Class A Directors. In order to be elected, each Director must receive the affirmative vote of the holders of a plurality of the shares present in person or represented by proxy at the meeting and eligible to vote on this matter. A “plurality” in an election of Directors means that the nominees with the largest number of votes cast will be elected as Directors, up to the maximum number of Directors to be chosen at the meeting. Since, at this year’s meeting there are only as many nominees (three) as there are Directors to be elected (three), a Director nominee is assured of being elected if he or she receives any “FOR” votes, regardless of how many negative votes (“WITHHOLD AUTHORITY”) are cast for that Director. Broker non-votes are ineligible to vote on Item 1.

The Company’s Majority Voting Policy states that if an election of Directors is uncontested, as is the case this year, and a nominee’s negative votes (“WITHHOLD AUTHORITY”) exceed fifty percent (50%) of the total number of shares outstanding and entitled to vote at the meeting with respect to the election of Directors, that Director must tender his or her resignation following the meeting. The Governance Committee is then required to evaluate the tendered resignation and make a recommendation to the full Board on appropriate action, which may or may not include accepting such resignation. The Board will take appropriate action with regard to any such tendered resignation, taking into account the best interests of the Company and its shareholders.

Item 2 – Approval of the 2011 Employee Stock Purchase Plan. The second item on the agenda is the approval of the Company’s 2011 Employee Stock Purchase Plan, which is intended to replace the Company’s existing comparable plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and voting on this proposal will be required for approval of the 2011 ESPP. Broker non-votes are ineligible to vote on Item 2.

Item 3 - Approval of our Compensation Program. The third item on the agenda is an advisory resolution relating to the Company’s executive compensation program as presented in the Compensation Discussion and Analysis beginning on page 11. The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the meeting and voting on this proposal will be considered approval by the shareholders of the advisory resolution on executive compensation.  Broker non-votes are ineligible to vote on Item 3.

Item 4 – Frequency of Say on Pay Vote. The fourth item on the agenda is the advisory resolution on how frequently shareholders would be allowed to vote on the Company’s executive compensation, i.e. the say on pay frequency vote. This will determine how often we present Item 3 above for consideration by the shareholders. The shareholders have been provided a choice of every year, every two years, every three years, or to abstain from voting. The choice receiving the most votes will be considered the shareholder recommendation to the Company. Broker non-votes are ineligible to vote on Item 4.

Item 5 - Ratification of our Independent Registered Public Accounting Firm. The fifth item on the agenda is the ratification of the selection of our independent registered public accounting firm, KPMG LLP, as our independent registered public accounting firm, for the fiscal year ending December 31, 2011. The affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and voting on this proposal is required for such ratification. Broker non-votes will be counted on this Item 5.

Please note that the deadline for submission of a proposal by shareholders has passed. Therefore, no additional matter may be submitted for consideration by our shareholders at the 2011 Annual Meeting, other than procedural issues such as adjournment, postponement or continuation. On such procedural issues, all shares represented at the 2011 Annual Meeting by proxy may be voted at the discretion of the attorneys-in-fact named in the proxies, to the extent permitted by law.

If you return a proxy card without specific voting instructions for any or all items, your shares will be voted “FOR” each of the Class A Board nominees, “FOR” the approval of the 2011 Employee Stock Purchase Plan,  “FOR” the advisory resolution approving the Company’s executive compensation program, “FOR” every  “three-years” for the frequency of the executive compensation vote, “FOR” ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2011, and in the discretion of the attorneys-in-fact to vote on any other matter that may properly come before the meeting.

What is the impact of a vote to “Withhold Authority” on Item 1 – Election of Directors?

A proxy or ballot marked “WITHHOLD AUTHORITY” will be the equivalent of an abstention from voting on Item 1. Therefore, if each of the nominees receives any votes in favor of their election, a ballot marked “WITHHOLD AUTHORITY” or an abstention from voting will not affect the outcome of this election. However, a ballot marked “WITHHOLD AUTHORITY” may have an impact under our Majority Voting Policy as noted in the above section “How many votes are required for approval of the various items on the agenda?”

What is the impact of a vote to “Abstain” on Item 2 – Approval of the 2011 Employee Stock Purchase Plan?

In order for Item 2 to be approved by the shareholders, it must receive the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and voting on this proposal. A proxy or ballot marked “ABSTAIN” on Item 2 will not have the same effect as a vote “AGAINST” such item. A proxy or ballot marked “AGAINST” Item 2 is an actual vote on the item which is not in favor of the item whereas a vote to “ABSTAIN” on the item is not an actual vote on the item at all. Therefore, a vote “AGAINST” Item 2 makes it more difficult to achieve shareholder approval than a vote to “ABSTAIN” on Item 2.

What is the impact of a vote to “Abstain” on Item 3 – Advisory Resolution on Executive Compensation?

In order for Item 3 to be approved by the shareholders, t he affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the meeting and voting on the proposal will be considered approval by the shareholders of the advisory resolution on executive compensation. For the same reasons as are set forth for Item 2, above, a vote “AGAINST” Item 3 makes it more difficult to achieve shareholder approval than a vote to “ABSTAIN” on Item 3.

What is the impact of a vote to “Abstain” on Item 4 – Advisory Resolution on Frequency of Say on Pay Vote?

On Item 4, shareholders are asked to vote for one of four choices on an advisory resolution regarding the frequency of future shareholder advisory votes on say on pay, as follows: (1) every one year, (2) every two years, (3) every three years, or (4) abstain. A vote to “ABSTAIN” on Item 4 will have no effect on the outcome of the vote on Item 4, compared to a vote for any of the other three choices, any of which will have an effect on the outcome of the vote.

What is the impact of a vote to “Abstain” on Item 5 – Ratification of Selection of Independent registered public accounting firm?

In order for Item 5 to be ratified by the shareholders, it must receive the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and voting on the proposal. For the same reasons as are set forth for Item 2, above, a vote “AGAINST” Item 5 makes it more difficult to achieve shareholder approval than a vote to “ABSTAIN” on Item 5.

How do I submit my proxy?

Shareholders of record as of the close of business on March 1, 2011 will be entitled to vote at the 2011 Annual Meeting, or any adjournment or postponement thereof. You can ensure that your shares are voted properly at the 2011 Annual Meeting by submitting your proxy by telephone, by using the Internet or by completing, signing and dating the proxy card that will be provided to you upon request. Shareholders of record should receive a notice with voting instructions and the ability to request proxy materials. If your shares are held by a broker or bank, you must follow the voting instructions on the form you receive from your broker or bank. If you have not voted by April 1, 2011, we may mail you a second Notice, along with a proxy card for you to complete and return to our proxy voting tabulator.

May I revoke my proxy?

A proxy may be revoked at any time prior to the 2011 Annual Meeting by submitting a later vote of your shares either by Internet or by telephone prior to the 2011 Annual Meeting or by attending and voting your shares in person at the 2011 Annual Meeting. You may also revoke your proxy by delivering a written notice of revocation of proxy prior to the 2011 Annual Meeting to: Corporate Secretary, Arrow Financial Corporation, 250 Glen Street, Glens Falls, New York 12801.

How are proxies being solicited?

Proxies are being solicited electronically, by telephone and by mail. Proxies may also be solicited, without additional compensation, by our directors, officers and other employees personally, by telephone or other means. We will bear all costs of proxy solicitation. If we utilize the services of other financial institutions, brokerage houses, custodians, nominees or fiduciaries to solicit proxies, we will reimburse them for their out-of-pocket expenses.

Householding of Notice to Shareholders

In some instances, only one copy of the Notice to Shareholders concerning this Proxy Statement is being delivered for shareholder accounts that contain the same primary Social Security number, unless the Company has received instructions from one or more of the shareholders to continue to deliver multiple copies. We will deliver a copy of the Notice to Shareholders to any shareholder, upon request by email to corporatesecretary@arrowbank.com, or in writing to: Householding of Notice, c/o Corporate Secretary, Arrow Financial Corporation, 250 Glen Street, Glens Falls, New York 12801.

Additional Information – Shareholder Communication and Proposal Issues

Shareholder Communications with the Board of Directors

Any shareholder communication that is sent to the Company is directed to the Corporate Secretary, who will review it and advise the Board of the communication. Any shareholder communications directed to a particular Director or committee will be forwarded by the

Corporate Secretary to the appropriate Director or committee. The Corporate Secretary will retain and make available all such communications for the Directors' review and will periodically summarize and report all shareholder communication to the Board.

Shareholders may communicate to our Board of Directors, to an individual Director or Directors, or to a particular Committee of the Board of Directors to: Board of Directors – Shareholder Communications, c/o Corporate Secretary, Arrow Financial Corporation, 250 Glen Street, Glens Falls, New York 12801.

Shareholder Submissions of Director Nominee

A shareholder submission of a nominee for Director must contain certain information about the candidate, which is described in detail in the Company’s By-Laws.  All candidates that are properly submitted will be considered by the Governance Committee of the Board of Directors at the time of its normal Director nomination review. Candidate submissions must be in writing and addressed to: Board of Director Candidates, c/o Corporate Secretary, Arrow Financial Corporation, 250 Glen Street, Glens Falls, New York 12801.

Alternatively, shareholders may act directly to nominate their own director candidates using the Annual Meeting Shareholder Proposal process. Such direct nominations by shareholders are subject to the procedures set forth in our By-Laws and the rules of the SEC, including minimum advance notice to the Board. For more information, see “Annual Meeting Shareholder Proposal Process” below.

Annual Meeting Shareholder Proposal Process

Shareholder Proposals for Inclusion in the Company’s 2012 Proxy Statement.  To be considered for inclusion in our 2012 Proxy Statement next year, shareholder proposals must be submitted in accordance with SEC’s Rule 14a-8 and must be received by our Corporate Secretary, Arrow Financial Corporation, 250 Glen Street, Glens Falls, New York 12801, no later than November 16, 2011. Additionally, our Company By-Laws require the name and address of record of the proposing shareholder, appropriate information regarding the matter sought to be presented or person to be nominated, as well as the number of shares of our common stock that are owned by the proposing shareholder.

Shareholder Proposals for Presentation at our 2012 Annual Meeting.   If a shareholder wishes to have a proposal presented at our 2012 Annual Meeting of Shareholders, but not included in the Company’s 2012 Proxy Statement, including a nomination for the Board of Directors, the shareholder must satisfy the requirements established under our Company By-Laws. The shareholder must give notice to the Corporate Secretary of the Company of any such proposal for next year’s Annual Meeting not later than December 29, 2011 and the notice provided by the shareholder must contain information required by our By-Laws including the name and address of record of the proposing shareholder, appropriate information regarding the matter sought to be presented or the proposed nominee, as well as the number of shares of our common stock that are owned by the proposing shareholder.

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Summary of Voting Items – Recommendations by the Board of Directors

Item 1 – Election of Class A Directors: The Board of Directors recommends that you vote “For” each of the nominees for Director. See discussion beginning on page two.

Item 2 – Approval of the Arrow Financial Corporation 2011 Employee Stock Purchase Plan (ESPP): The Board of Directors recommends that you vote “For” the approval of the new ESPP to replace the Company’s existing comparable plan. See discussion beginning on page 32.

Item 3 – Advisory Vote on Executive Compensation: The Board of Directors recommends that you vote “For” the Company’s Executive Compensation plan. See discussion beginning on page 33.

Item 4 – Advisory Vote on Frequency of Say on Pay Vote: The Board of Directors recommends that you vote for a “three-year” frequency for the say on pay shareholder advisory vote. See discussion beginning on page 33.

Item 5 – Ratification of the Independent Registered Public Accounting Firm: The Board of Directors recommends that you vote “For” the ratification of the independent registered public accounting firm, KPMG LLP, as the independent registered public accounting firm of the company for the fiscal year ending December 31, 2011. See discussion on page 39.

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Your Vote is Very Important

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ARROW Financial Corporation

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M29744-P06900 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

ARROW FINANCIAL CORPORATION

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

	3 Years	2 Years	1 Year	Abstain
4. To recommend, by advisory vote, the frequency of executive compensation votes.	☐	☐	☐	☐

For address change/comments, mark here. ☐
(see reverse for instructions)

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

M29758-P06900

You are receiving this communication because you hold

shares in the above named company.

This is not a ballot. You cannot use this notice to vote

these shares. This communication presents only an

overview of the more complete proxy materials that are

available to you on the Internet. You may view the proxy

materials online at www.proxyvote.com or easily request a

paper copy (see reverse side).

We encourage you to access and review all of the

important information contained in the proxy materials

before voting.

ARROW FINANCIAL CORPORATION

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on April 27, 2011.

ARROW FINANCIAL CORPORATION

ATTN: THOMAS J. MURPHY

250 GLEN STREET

GLENS FALLS, NY 12801

Meeting Information

Meeting Type: Annual

For holders as of: March 1, 2011

Date: April 27, 2011 Time: 10:00 AM EDT

Location: Charles R. Wood Theater

207 Glen Street

Glens Falls, New York 12801

See the reverse side of this notice to obtain

proxy materials and voting instructions.

M29759-P06900

How To Vote

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

g XXXX XXXX XXXX

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 13, 2011 to facilitate timely delivery.

How to View Online:

Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET: www.proxyvote.com

2) BY TELEPHONE: 1-800-579-1639

3) BY E-MAIL*: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Before You Vote

How to Access the Proxy Materials

NOTICE AND PROXY STATEMENT ANNUAL REPORT

Proxy Materials Available to VIEW or RECEIVE:

g XXXX XXXX XXXX

g XXXX XXXX XXXX

Voting Items

5. Ratification of the selection of the independent registered public accounting firm, KPMG LLP, as the Company's independent auditor for the fiscal year ending December 31, 2011.

4. To recommend, by advisory vote, the frequency of executive compensation votes.

3. To approve, by advisory vote, executive compensation.

01) Elizabeth O'C. Little

02) John J. Murphy

03) Richard J. Reisman, D.M.D.

1. Election of Directors

Nominees:

The Board of Directors recommends

you vote FOR the following:

The Board of Directors recommends you vote FOR the following proposals:

6. Any other business which may be properly brought before the meeting or any adjournment or postponement thereof will be considered and voted upon.

2. To approve the Arrow Financial Corporation 2011 Employee Stock Purchase Plan, which will replace the Company's existing comparable plan.

M29760-P06900

The Board of Directors recommends you vote for 3 years:

The Board of Directors recommends you vote FOR the following proposals:

M29761-P06900

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